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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CARLISLE COMPANIES INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CARLISLE COMPANIES INCORPORATED

13925 Ballantyne Corporate Place, Suite 400
Charlotte, North Carolina 28277
(704) 501-1100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        The 2011 Annual Meeting of Shareholders of Carlisle Companies Incorporated (the "Company") will be held at 2500 Dr. F. E. Wright Drive, Jackson, Tennessee 38305-7504 on Friday, May 13, 2011, at 1:00 p.m. central time for the following purposes:

  1.
  To elect three (3) directors.

  2.
  To hold an advisory vote on executive compensation.

  3.
  To hold an advisory vote on the frequency of holding an advisory vote on executive compensation.

  4.
  To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2011 fiscal year.

  5.
  To transact any other business properly brought before the meeting.

        Only shareholders of record at the close of business on March 16, 2011 will be entitled to vote whether or not they have transferred their stock since that date.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY TO BE HELD ON MAY 13, 2011:

  The proxy materials relating to the 2011 Annual Meeting, including the form of proxy card, the 2010 Annual Report and the Form 10-K are available on the Internet.

  Please go to http://www.edocumentview.com/CSLB to view and obtain the proxy materials on-line.

By Order of the Board of Directors
STEVEN J. FORD Secretary

Charlotte, North Carolina
March 25, 2011

 PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Carlisle Companies Incorporated of proxies to be voted at the 2011 Annual Meeting of Shareholders to be held at 2500 Dr. F. E. Wright Drive, Jackson, Tennessee 38305-7504 on Friday, May 13, 2011, at 1:00 p.m. central time.

        In accordance with rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of the proxy materials to each shareholder of record, the Company is furnishing proxy materials to its shareholders via the Internet. You will not receive a printed copy of the proxy materials unless you request a copy. Instead, the Notice of Internet Availability of Proxy Materials instructs you how to access and review the proxy materials over the Internet. The Notice of Internet Availability of Proxy Materials also instructs you how to submit your proxy over the Internet. If you would like to receive a printed copy of the proxy materials, you should follow the instructions for requesting those materials included in the Notice.

        The Notice of Internet Availability of Proxy Materials is first being sent to shareholders on or about March 25, 2011. This Proxy Statement and the form of Proxy relating to the 2011 Annual Meeting are also first being made available to shareholders on or about March 25, 2011.

        The Proxy is solicited by the Board of Directors of the Company.    The cost of proxy solicitation will be borne by the Company. In addition to the solicitation of proxies by use of the Internet, officers and regular employees of the Company may devote part of their time to solicitation by correspondence sent via e-mail, facsimile or regular mail and telephone or personal calls. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to beneficial owners and for reimbursement of their out-of-pocket and clerical expenses incurred in connection therewith. Proxies may be revoked at any time prior to voting. See "Voting by Proxy and Confirmation of Beneficial Ownership" beginning on page 40.

        The mailing address of the principal executive offices of the Company is Carlisle Companies Incorporated, 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277. Upon written request mailed to the attention of the Secretary of the Company, at the Company's principal executive offices, the Company will provide without charge a copy of its 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

VOTING SECURITIES

        At the close of business on March 16, 2011, the Company had 61,760,647 shares of common stock ("Shares" or "Common Shares") outstanding, all of which are entitled to vote. The Company's Restated Certificate of Incorporation provides that each person who received Shares pursuant to the Agreement of Merger, dated March 7, 1986, which was approved by the shareholders of Carlisle Corporation and became effective on May 30, 1986, is entitled to five votes per Share. Persons acquiring Shares after May 30, 1986 (the effective date of the Merger) are entitled to one vote per share until the Shares have been beneficially owned (as defined in the Restated Certificate of Incorporation) for a continuous period of four years. Following continuous ownership for a period of four years, the Shares are entitled to five votes per share. The actual voting power of each holder of Shares will be based on shareholder records at the time of the Annual Meeting. See "Voting by Proxy and Confirmation of Beneficial Ownership" beginning on page 40. In addition, holders of Shares issued from the treasury, other than in connection with the exercise of stock options, before the close of business on March 16, 2011 (the record date for determining shareholders entitled to vote at the Annual Meeting) will be entitled to five votes per share unless the Company's Board of Directors (the "Board of Directors" or "Board") determines otherwise at the time of authorizing such issuance.

 SECURITY OWNERSHIP

A. Beneficial Owners.

        The following table provides certain information as of December 31, 2010 with respect to any person who is known to the Company to have been the beneficial owner of more than five percent (5%) of the Common Shares, the Company's only class of voting securities. As defined in Securities and Exchange Commission Rule 13d-3, "beneficial ownership" means essentially that a person has or shares voting or investment decision power over shares. It does not necessarily mean that the person enjoyed any economic benefit from those shares. The information included in the table is from Schedules 13G filed with the Securities and Exchange Commission by (i) Wellington Management Company, LLP and (ii) JPMorgan Chase & Co.

Name and Address of Beneficial Owner	Number of Shares(1)	Percentage
Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210	6,414,477	10.5%
JPMorgan Chase & Co. 270 Park Avenue New York, New York 10017	4,001,961	6.5%

(1)
Based on the referenced Schedule 13G filing, each listed reporting person beneficially owns the listed shares.

B. Nominees, Directors and Officers.

        The following table provides information as of February 28, 2011, as reported to the Company by the persons and members of the group listed, as to the number and the percentage of Common Shares beneficially owned by: (i) each director, nominee and executive officer named in the Summary Compensation Table on page 31; and (ii) all directors, nominees and current executive officers of the Company as a group.

Name of Director/Executive or Number of Persons in Group	Number of Shares		Percentage
Robin J. Adams	1,852	(a)	0.00%
Robert G. Bohn	5,864	(a)	0.01%
Robin S. Callahan	43,129	(a)(b)(c)	0.07%
Paul J. Choquette, Jr.	26,882	(a)(b)	0.04%
Terry D. Growcock	2,036	(a)(d)	0.00%
Stephen P. Munn	424,971	(b)(e)	0.68%
Gregg A. Ostrander	888	(a)(d)	0.00%
David A. Roberts	757,044	(f)(g)(h)(i)	1.19%
Lawrence A. Sala	30,248	(a)(b)(d)	0.05%
Magalen C. Webert	82,392	(a)(b)(d)(j)	0.13%
John W. Altmeyer	428,123	(f)(g)(h)(i)	0.67%
Steven J. Ford	204,093	(f)(g)(h)(i)	0.32%
Carol P. Lowe	200,051	(f)(g)(h)(i)	0.31%
Fred A. Sutter	129,843	(f)(g)(h)(i)	0.20%
20 Directors and executive officers as a group	2,870,159	(a)-(j)	4.53%

(a)
Excludes the following restricted Share units ("RSUs") credited to the directors under the Company's Nonemployee Director Equity Plan: Mr. Adams 5,363 RSUs; Mr. Bohn, 9,042 RSUs;

  Mrs. Callahan, 9,174 RSUs; Mr. Choquette, 7,086 RSUs; Mr. Growcock, 8,800 RSUs; Mr. Ostrander, 8,993 RSUs; Mr. Sala, 9,174 RSUs and Mrs. Webert, 9,174 RSUs. The RSUs will be paid to the director in Shares upon his or her termination of service.

(b)
Includes Shares which the following non-employee directors have the right to acquire within sixty (60) days through the exercise of stock options issued by the Company: Mrs. Callahan, 14,000 Shares; Mr. Choquette, 16,000 Shares; Mr. Munn, 70,000 Shares; Mr. Sala, 20,000 Shares; and Mrs. Webert, 16,000 Shares. Shares issued from the treasury of the Company pursuant to the exercise of stock options have one vote per share until such Shares have been held for a continuous period of four (4) years.

(c)
Includes 5,100 Shares held by Mrs. Callahan's husband. Mrs. Callahan disclaims beneficial ownership of these Shares.

(d)
Excludes the following Share equivalent units ("Units") credited to the directors under the Company's Deferred Compensation Plan for Non-Employee Directors: Mr. Growcock, 711 Units; Mr. Ostrander, 3,085 Units; Mr. Sala, 8,456 Units; and Mrs. Webert, 9,100 Units. The value of the Units will be paid to the director in cash upon his or her termination of service.

(e)
Includes 10,400 Shares held by Mr. Munn's wife. Mr. Munn disclaims beneficial ownership of these Shares.

(f)
Includes Shares allocated as of December 31, 2010 to the accounts of the following executive officers participating in the Company's Employee Incentive Savings Plan: Mr. Roberts, 678 Shares; Mr. Ford, 4,634 Shares; Mr. Altmeyer, 10,116 Shares; Mr. Sutter, 95 Shares; and Mrs. Lowe, 2,287 Shares. Each participant in the Plan has the right to direct the voting of Shares allocated to his or her account. Shares are held by the trustee of the Employee Incentive Savings Plan in a commingled trust fund with beneficial interest allocated to each participant's account.

(g)
Includes Shares which the following executive officers have the right to acquire within sixty (60) days through the exercise of stock options issued by the Company: Mr. Roberts, 508,450 Shares; Mr. Ford, 150,100 Shares; Mr. Altmeyer, 329,887 Shares; Mr. Sutter, 79,868 Shares; and Mrs. Lowe, 159,237 Shares. Shares issued from the treasury of the Company pursuant to the exercise of stock options have one vote per share until such Shares have been held for a continuous period of four (4) years.

(h)
Includes restricted Shares as follows: Mr. Roberts, 168,180 Shares; Mr. Ford, 26,425 Shares; Mr. Altmeyer, 47,880 Shares; Mr. Sutter, 37,880 Shares; and Mrs. Lowe, 26,220 Shares. Restricted Shares have one vote per share until such Shares have been held for a continuous period of four (4) years.

(i)
Excludes performance shares awarded to the following executive officers: Mr. Roberts, 55,680 performance shares; Mr. Ford, 11,980 performance shares; Mr. Altmeyer, 16,840 performance shares; Mr. Sutter, 13,005 performance shares; and Mrs. Lowe, 11,220 performance shares or a total of 145,475 performance shares awarded to all the executive officers as a group. The performance shares will be earned and paid to the executives officers in Shares following the expiration of the applicable performance period.

(j)
Includes 5,000 Shares held by Mrs. Webert's husband. Mrs. Webert disclaims beneficial ownership of these Shares.

 BOARD OF DIRECTORS

A. Election of Directors

        The Company's Restated Certificate of Incorporation provides for a classified Board of Directors under which the Board is divided into three (3) classes of directors, each class as nearly equal in number as possible.

        Three (3) directors are to be elected at the 2011 Annual Meeting. Each director will be elected to serve for a three-year term until the 2014 Annual Meeting and until his or her successor is elected and qualified. Directors will be elected by a plurality of the votes cast. Only votes cast for a nominee will be counted, except that the accompanying Proxy will be voted for the three nominees in the absence of instructions to the contrary. Abstentions, Shares held of record by a broker or its nominee ("broker Shares") for which the brokerage firm has not received express voting instructions from the beneficial owner and instruction on the accompanying Proxy to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes than if the votes were cast for the respective nominees. For voting purposes, proxies requiring confirmation of the date of beneficial ownership received by the Board of Directors with such confirmation not completed so as to show which Shares beneficially owned by the shareholder are entitled to five votes will be voted with one vote for each Share. See "Voting by Proxy and Confirmation of Beneficial Ownership" beginning on page 40. In the event any nominee is unable to serve (an event management does not anticipate), the Proxy will be voted for a substitute nominee selected by the Board of Directors or the number of directors will be reduced.

        The Board of Directors does not impose arbitrary term limits, but a director is required to submit his or her resignation upon a change in employment or significant change in responsibilities and at the Annual Meeting following the date when he or she reaches age 72.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING NOMINEES.

 Nominees for Election

        The following table sets forth certain information relating to each nominee, as furnished to the Company by the nominee. Except as otherwise indicated, each nominee has had the same principal occupation or employment during the past five years. All of the nominees are currently serving as Directors.

Name	Age	Position with Company, Principal Occupation, Other Directorships and Specific Experience and Skills	Period of Service as Director
Robert G. Bohn	57	Chairman (from January 2000 to February 2011) and President and Chief Executive Officer (from November 1997 to December 2010) of Oshkosh Truck Corporation, a manufacturer of specialty vehicles and bodies for access equipment, defense, fire and emergency and commercial uses. Director of Menasha Corporation and Parker-Hannifin Corporation. Former director (from June 1999 to January 2008) of Graco Inc. Co-chairman of the Compensation Committee and member of the Corporate Governance and Nominating Committee of the Company.	April 2008 to date.
Terry D. Growcock	65
		Chairman of the Board of Directors (from May 2007 to December 2008), Chairman and Chief Executive Officer (from February 2002 to April 2007), and President and Chief Executive Officer (from July 1998 to February 2002) of The Manitowoc Company, a multi-industry capital goods manufacturer. Director of Harris Corporation and Harsco Corporation. Member of the Compensation and Corporate Governance and Nominating Committees of the Company.	September 2008 to date.
Gregg A. Ostrander	58
		Executive Chairman of the Board of Directors (January 2008 to June 2010), Chairman, President and Chief Executive Officer (from April 2001 to January 2008) and President and Chief Executive Officer (from 1994 to April 2001) of Michael Foods, Inc., a national leader in egg products, refrigerated potatoes and branded cheese for food service and retail markets, including chain restaurants. Director of Michael Foods, Inc. and Arctic Cat Inc. and former director of Birds Eye Foods, Inc. (from November 2005 to December 2009). Member of the Audit and Compensation Committees of the Company.	August 2008 to date.

 Directors With Unexpired Terms

        The following table sets forth certain information relating to each director whose term has not expired, as furnished to the Company by the director. Except as otherwise indicated, each director has had the same principal occupation or employment during the past five years.

Name	Age	Position with Company, Principal Occupation, Other Directorships and Specific Experience and Skills	Period of Service as Director Expiration of Current Term
Robin J. Adams	57	Executive Vice President, Chief Financial Officer and Chief Administrative Officer and member of the Board of Directors of BorgWarner Inc., a leading, global supplier of highly engineered systems and components, primarily for vehicle powertrain applications. Member of the Audit and Compensation Committees of the Company.	October 2009 to date. Term expires 2013.
Robin S. Callahan	64
		Past General Manager, Distribution and Marketing of International Business Machines Corporation, a computer manufacturer and provider of information technology services. Chairman of Audit Committee (from September 2008) and member of the Compensation Committee of the Company.	May 1998 to date. Term expires 2013.
Paul J. Choquette, Jr.	72
		Vice Chairman (since January 2010) and former Chairman and Chief Executive Officer (from February 2002 to January 2010) of Gilbane, Inc., the holding company for Gilbane Development, Inc., and Gilbane Building Company, real estate development and construction management companies. Co-Chairman of the Compensation Committee of the Company.	April 1991 to date. Mr. Choquette will retire from the Board of Directors on May 13, 2011 (the date of the 2011 Annual Meeting) pursuant to the Board's retirement policy.
Stephen P. Munn	68
		Lead Director (since June 2007) of the Company. Former Chairman of the Board (from January 1994 to June 2007) and Chief Executive Officer (from September 1988 to February 2001) of the Company. Director of 62 mutual funds owned by Prudential. Member of the Audit and Corporate Governance and Nominating Committees of the Company.	September 1988 to date. Term expires 2012.

Name	Age	Position with Company, Principal Occupation, Other Directorships and Specific Experience and Skills	Period of Service as Director Expiration of Current Term
David A. Roberts	63	Chairman, President and Chief Executive Officer (since June 2007). Former Chairman (from April 2006 to June 2007) and President and Chief Executive Officer (from June 2001 to June 2007) of Graco Inc., manufacturer of fluid handling systems and components used in vehicle lubrication, commercial and industrial settings. Director of Franklin Electric Co. and former director of ADC Telecommunications, Inc (from November 2008 to November 2010) and Arctic Cat Inc. (from August 2006 to March 2009).	June 2007 to date. Term expires 2013.
Lawrence A. Sala	48
		Chairman, President and Chief Executive Officer of Anaren, Inc., manufacturer of microwave electronic components and subsystems for satellite and defense electronics, and telecommunications. Director of Anaren, Inc. Chairman of the Corporate Governance and Nominating Committee and member of the Audit Committee of the Company.	September 2002 to date. Term expires 2012.
Magalen C. Webert	59	Private investor. Member of the Governance and Nominating Committees of the Company.	May 1999 to date. Term expires 2012.

B. Specific Experience and Skills of Directors

        The Board of Directors has identified nine specific areas of experience or attributes that qualify a person to serve as a member of the Board in light of the Company's businesses and corporate structure. The following table shows the experience or attributes held by each nominee and continuing member of the Board of Directors. The narrative discussion that follows the table describes the specific experience, qualifications, attributes and skills of each nominee and continuing member of the Board of Directors.

	Notable Multi- Industry Experience	Significant Experience in Company Specific Industries*	Experience as Chair/ CEO of Multi- National Business	Experience as CFO of Multi- National Business	Meets Definition of "Audit Committee Financial Expert"	Experience with International Business Issues	Mergers & Acquisitions Expertise	Mfg. Experience	Corporate Governance Experience

Mr. Adams				✓	✓	✓	✓	✓	✓

Mr. Bohn	✓	✓	✓			✓	✓	✓	✓

Mrs. Callahan	✓				✓	✓		✓

Mr. Choquette	✓	✓					✓		✓

Mr. Growcock	✓	✓	✓			✓	✓	✓	✓

Mr. Munn	✓	✓	✓	✓	✓	✓	✓	✓	✓

Mr. Ostrander	✓	✓	✓		✓	✓	✓	✓	✓

Mr. Roberts	✓	✓	✓		✓	✓	✓	✓	✓

Mr. Sala	✓	✓	✓		✓	✓	✓	✓	✓

Mrs. Webert									✓

*
Commercial construction, tire and wheel, transmission belt, brake, foodservice, aerospace and/or defense.

        Mr. Adams has twenty-five years of experience with multi-national manufacturing companies with multiple business segment operating structures. As the principal financial officer of publicly traded companies for seventeen years, Mr. Adams gained significant experience with large merger and acquisition transactions and is thoroughly familiar with the duties and responsibilities of the audit and compensation committees of public company boards of directors.

        Mr. Bohn served as Chief Executive Officer of Oshkosh Truck Corporation, a global manufacturer engaged in several businesses that are similar to the businesses conducted by the Company. In this position, Mr. Bohn has gained significant experience with merger and acquisition transactions and the evaluation of manufacturing opportunities in several countries.

        Mrs. Callahan retired from IBM after 27 years of service. At the time of her retirement, she was a member of the Worldwide Management Committee which was comprised of the top fifty executives at IBM. In her last three positions with IBM, Mrs. Callahan had global management responsibilities including general management direction for all small and medium business sales and marketing. She also held positions in finance and planning, including Corporate Director of Strategy Evaluations and Chief Financial Officer for one of the sales divisions, and supervised the manufacturing and development for the Financial Services Business Unit.

        Mr. Choquette has served as a senior management employee of Gilbane, Inc. and Gilbane Building Company for over thirty years, including over fifteen years as the chief executive officer, and as a member of the board of directors of two other public companies and their audit and governance committees. Gilbane Building Company is a large construction organization, which relates directly to the business of Carlisle Construction Materials, the Company's roofing and enclosure business, with a geographic spread that matches the footprint for Carlisle Construction Materials.

        Mr. Growcock has more than twelve years of experience as a member of public company boards of directors and developed significant expertise during his career with merger and acquisition transactions, global procurement, lean manufacturing, international sales and marketing, global human resources, distribution and safety. Mr. Growcock is a member of the National Association of Corporate Directors and has participated in several board service training sessions conducted by that organization. Mr. Growcock is thoroughly familiar with global trade and served as a member of the Advisory Committee to the United States Trade Representative for Trade Policy and Negotiations from 2005 to 2010.

        Mr. Munn, the former Chairman and Chief Executive Officer of the Company, is thoroughly familiar with the Company's businesses, including its international businesses, and gained significant mergers and acquisitions expertise during his tenure.

        Mr. Ostrander has served as the president, chief executive officer and chairman of a major food service company that produced products for food service distributors and chain restaurants. As the result of his service in those positions, Mr. Ostrander became thoroughly familiar with the food service industry, a significant business for the Company. He also has significant experience negotiating corporate merger and acquisition transactions and has served on the boards of directors of multiple public companies and their audit and compensation committees.

        Mr. Roberts formerly served as the chief executive officer of Graco Inc., a company engaged in a global, multi-industry manufacturing business. Mr. Roberts' experience with Graco was a primary factor leading to his recruitment as the Chief Executive Officer of the Company and appointment as a member of the Board of Directors. The Board of Directors also believes that a representative of management should be a member of the Board. As the current Chief Executive Officer of the Company, Mr. Roberts is familiar with all of the Company's businesses and can provide insight on those businesses to the Board.

        Mr. Sala is the Chairman and Chief Executive Officer of Anaran, Inc., a leading provider of microelectronics, and microwave components and assemblies for the wireless and space and defense electronic markets. Anaren, Inc. has operations in the United States and China and generates approximately 35% of its sales outside the United States. Anaren, Inc. has completed numerous acquisitions during Mr. Sala's tenure and has grown at an annualized rate of more than 15% over the past decade.

        Mrs. Webert and members of her family have been shareholders of the Company for thirty-seven years. Mrs. Webert is an investor in several other public and private companies, and she has significant board experience with non-profit entities, including Spring Street International School, Friday Harbor, Washington, Kent School, Kent, Connecticut and the Island Sunrise Foundation. Mrs. Webert's diverse experience gives added perspective to the Board of Directors.

C. Meetings of the Board and Its Committees

        During 2010, the Board of Directors of the Company held nine (9) meetings and had five (5) standing Committees: (i) Executive, (ii) Audit, (iii) Compensation, (iv) Pension and Benefits and (v) Corporate Governance and Nominating. All incumbent directors attended at least 75% of all meetings of the Board and the committees on which they served during 2010.

        The Executive Committee has the authority to exercise all powers of the Board of Directors between regularly scheduled Board meetings. During 2010, the Executive Committee did not meet.

        The Audit Committee has the sole authority to appoint and terminate the engagement of the Company's independent registered public accounting firm. The functions of the Audit Committee also include reviewing the arrangements for and the results of the auditors' examination of the Company's books and records, internal accounting control procedures, the activities and recommendations of the Company's internal auditors, and the Company's accounting policies, control systems and compliance activities. During 2010, the Audit Committee held nine (9) meetings.

        The Compensation Committee administers the Company's annual and long-term, stock based incentive programs and decides upon annual salary adjustments for various employees of the Company, including the executive officers. During 2010, the Compensation Committee held three (3) meetings.

        The Pension and Benefits Committee monitors the performance of the Company's pension and benefits programs. During 2010, the Pension and Benefits Committee held two (2) meetings.

        The Corporate Governance and Nominating Committee develops and maintains the Company's corporate governance guidelines, leads the search for individuals qualified to become members of the Board and recommends such individuals for nomination by the Board to be presented for shareholder approval at the Company's annual meetings, reviews the Board's committee structure and recommends to the Board, for its approval, directors to serve as members of each committee, discusses succession planning and recommends a new chief executive officer if a vacancy occurs. During 2010, the Corporate Governance and Nominating Committee held two (2) meetings.

        Mr. Bohn retired from Oshkosh Truck Corporation at the end of 2010. The Corporate Governance and Nominating Committee reviewed with the Board Mr. Bohn's retirement from Oshkosh Truck and his continued service as a member of the Board of Directors. Following the review, the Board determined that Mr. Bohn continues to be a committed and effective director and declined the resignation offer Mr. Bohn tendered to the Board in connection with his retirement from Oshkosh Truck in accordance with the Board's resignation policy.

        Mr. Ostrander retired as Executive Chairman of Michael Foods, Inc. in June 2010 but continues to serve as a member of its board of directors. Mr. Sala, on behalf of the Corporate Governance and Nominating Committee, reviewed with the Board Mr. Ostrander's retirement from Michael Foods and his continued service as a member of the Company's Board of Directors. Following the review, the Board determined that Mr. Ostrander continues to be a committed and effective director and declined the resignation offer Mr. Ostrander tendered to the Board in connection with his retirement from Michael Foods in accordance with the Board's resignation policy.

D. Changes to the Board's Committee Structure

        In December 2010, the Board of Directors approved a recommendation by the Governance Committee to eliminate the Executive and Pension and Benefits Committees of the Board.

        The Board of Directors eliminated the Executive Committee because there had not been any meetings of the Executive Committee for three years, all directors are actively engaged and involved in all actions taken by the Board and the Board decided that any action requiring Board of Director action or review should be taken by the full Board of Directors.

        The Board of Directors eliminated the Pension and Benefits Committee because the time involved in monitoring the funding and investment performance of the Company's pension plans has decreased substantially. The pension plans have been frozen to new participants and are well-funded. In addition, the assets of the plans are invested in a manner that is intended to produce returns that match the liabilities of the plans. The Audit Committee will review the funding and investment performance of the Company's defined benefit pension plans in the future.

E. Remuneration of Directors

        Lead Director.    Stephen P. Munn serves as Lead Director and as a member of the Executive Committee. He was appointed Lead Director effective June 25, 2007. The Company pays Mr. Munn an annual retainer of $300,000 for his service as a member of the Board of Directors and as Lead Director. Mr. Munn does not receive any other compensation or stock or option awards for his service.

        Mr. Munn entered into a retirement agreement with the Company in 2001, when he ceased serving as chief executive officer of the Company. Under the retirement agreement, Mr. Munn became entitled to receive the following benefits from the Company when he retired on June 25, 2007: (i) continued

medical insurance for Mr. Munn and his wife at the premium rates in effect from time -to -time for active employees; (ii) $450,000 in group term life insurance on Mr. Munn's life; and (iii) a supplemental pension benefit of $29,333 per month for the life of Mr. Munn and his wife.

        Other Non-employee Directors.    The Company paid an annual fee of $50,000 to each director (other than Mr. Munn and Mr. Roberts). The annual fee is determined by the Board of Directors. Each non-employee director may elect to receive the annual fee in cash or in Shares (or any combination of cash and Shares). Directors do not receive meeting attendance fees.

        The Company also pays an annual fee for service on the Board's Committees. Each member of the Executive Committee (other than Mr. Roberts, the Chairman of the Committee, and Mr. Munn, the former Chairman of the Committee) and the Audit Committee received an annual fee of $15,000. The annual fee paid to each member of the Compensation, Pension and Benefits and Corporate Governance and Nominating Committees was $5,000. The Chairman of each Committee received an additional annual fee of $10,000.

        In addition to the annual retainer and committee fees, each director (other than Mr. Munn and Mr. Roberts) is eligible to participate in the Nonemployee Director Equity Plan. The Nonemployee Director Equity Plan provides for the grant of stock options, stock appreciation rights, restricted shares or units or other stock-based awards to non-employee directors. The Board administers the Nonemployee Director Equity Plan and has the discretionary authority to make all award decisions under the Plan. At the meeting of the Board of Directors held on February 2, 2010, the Board of Directors awarded each eligible director an award of 1,754 restricted stock units having a value of approximately $60,000 based on the closing price of the Company's common stock on the award date. Under the current policy of the Board, each new director receives an award of restricted stock units having a value of $50,000.

        All restricted stock units awarded to eligible directors are fully vested and will be paid in Shares of Company common stock after the director ceases to serve as a member of the Board, or if earlier, upon a change in control of the Company.

        The Company also maintains the Deferred Compensation Plan for Non-Employee Directors. Under the Deferred Compensation Plan, each non-employee director of the Company is entitled to defer up to 100% of the cash fees and restricted stock units otherwise payable to him or her. Each participant can direct the "deemed investment" of his or her account among the different investment funds offered by the Company from time to time. The investment options include (i) a fixed rate fund and (ii) Share equivalent units. All amounts credited to a participant's account under the Deferred Compensation Plan are 100% vested and generally will be paid or commence to be paid after the participant terminates service as a director. At the participant's election, payments can be made in a lump sum or in quarterly installments. Payments under the Deferred Compensation Plan are made in cash from the Company's general assets. For the period January 1, 2010 to December 31, 2010, the fixed rate fund accrued interest at five and one-half percent (5.5%) per annum and the aggregate interest accrued for all participants in the Deferred Compensation Plan was $29,713.

        The Board of Directors has adopted stock ownership guidelines for non-employee directors. The guidelines require each non-employee director to own Shares, restricted stock units and Share equivalent units under the Deferred Compensation Plan having a market value equal to $175,000 within five years of his or her becoming a director. Once the required market value ownership level is achieved, no further purchases are required in the event the value of the Shares held by a director fall below $175,000 due solely to a decrease in the market value of the Shares. All of the directors owned as of December 31, 2010 the number of Shares, restricted stock units and Share equivalent units required by the ownership guidelines.

        The Company does not make payments (or have any outstanding commitments to make payments) to director legacy programs or similar charitable award programs.

        The following table summarizes the compensation paid to Mr. Munn, the Lead Director, and each other non-employee director for his or her service to the Board and its committees during 2010:

Director Compensation Table

Name	Fees Earned or Paid in Cash($)(3)	Stock Awards ($)(4)	Option Awards(5)	Nonqualified deferred compensation earnings ($)(6)	Total($)

Robin J. Adams	$70,000	$60,000	$0	$0	$130,000

Robert G. Bohn	$70,000	$60,000	$0	$0	$130,000

Donald G. Calder(1)	$60,000	$0	$0	$0	$60,000

Robin S. Callahan	$95,000	$60,000	$0	$0	$155,000

Paul J. Choquette, Jr.(2)	$85,000	$60,000	$0	$1,847	$146,847

Terry D. Growcock	$65,000	$60,000	$0	$0	$125,000

Stephen P. Munn	$300,000	$0	$0	$0	$300,000

Gregg A. Ostrander	$70,000	$60,000	$0	$0	$130,000

Lawrence A. Sala	$95,000	$60,000	$0	$0	$155,000

Magalen C. Webert	$60,000	$60,000	$0	$0	$120,000

(1)
Mr. Calder retired from the Board of Directors at the 2010 Annual Meeting on May 14, 2010. Because Mr. Calder retired in 2010, he received an award of cash, in lieu of a restricted stock unit award, prorated for his period of service during 2010 through his retirement date.

(2)
Mr. Choquette will retire from the Board of Directors on the date of the 2011 Annual Meeting in accordance with the Board's retirement policy. In connection with his retirement, the Board of Directors approved an amendment to his prior stock option awards to extend the expiration dates of the options to the remainder of their ten year term.

(3)
The following directors received all or a portion of their annual fee in Shares: Mr. Adams—852 Shares; Mr. Bohn—2,128 Shares, Mr. Choquette—852 Shares; Mr. Growcock—852 Shares; Mr. Ostrander—426 Shares, Mr. Sala—852 Shares and Mrs. Webert—426 Shares.

(4)
The value of the awards shown in the table is equal to the grant date fair value of the restricted stock units awarded to the directors in 2010 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (excluding any effect of estimated forfeitures). Note 11 to the Company's consolidated financial statements included in the 2010 Annual Report on Form 10-K contains more information about the Company's accounting for stock-based compensation arrangements, including the assumptions used to determine the grant date fair value of the awards.

(5)
As of December 31, 2010, the directors listed in the Director Compensation Table (other than Mr. Calder who was not a member of the Board of Directors on December 31, 2010) held options to acquire Shares granted to them under the Company's stock-based compensation plans, all of which are fully vested and exercisable, as follows:

	Grant Date	Option Exercise Price	Total Outstanding

Mrs. Callahan	02/04/04	$28.535	2,000
	02/02/05	$32.09	2,000
	05/04/05	$36.40	2,000
	02/08/06	$34.43	4,000
	02/07/07	$41.87	4,000

Total			14,000

Mr. Choquette	02/05/03	$20.03	2,000
	02/04/04	$28.535	2,000
	02/02/05	$32.09	2,000
	05/04/05	$36.40	2,000
	02/08/06	$34.43	4,000
	02/07/07	$41.87	4,000

Total			16,000

Mr. Munn	02/04/04	$28.535	10,000
	02/02/05	$32.09	20,000
	02/08/06	$34.43	20,000
	02/07/07	$41.87	20,000

Total			70,000

Mr. Sala	11/06/02	$20.00	4,000
	02/05/03	$20.03	2,000
	02/04/04	$28.535	2,000
	02/02/05	$32.09	2,000
	05/04/05	$36.40	2,000
	02/08/06	$34.43	4,000
	02/07/07	$41.87	4,000

Total			20,000

Mrs. Webert	02/05/03	$20.03	2,000
	02/04/04	$28.535	2,000
	02/02/05	$32.09	2,000
	05/04/05	$36.40	2,000
	02/08/06	$34.43	4,000
	02/07/07	$41.87	4,000

Total			16,000

(6)
The amount shown represents the portion of interest credited on fees deferred under the Company's Deferred Compensation Plan for Non-Employee Directors that is considered above market under the proxy disclosure rules of the Securities and Exchange Commission. In 2010, the deferred fees accrued interest at five and one-half percent (5.5%). The above market portion is the amount of interest credited under the Plan that exceeded 4.85% (120% of the long-term applicable federal rate under the Internal Revenue Code for January 2010, compounded quarterly).

        At its September and December meetings, the Compensation Committee considered a market analysis of the Company's non-employee director compensation prepared by the Committee's compensation consultant. The analysis showed that the Company's non-employee director compensation was approximately 11% below the median director pay of a comparator group comprised of approximately 400 publicly traded general industry companies with revenues between $1 and

$5 billion—with the cash compensation component being approximately 5% below the median and the Company stock based component being approximately 15% below the median. Based on a recommendation of the Compensation Committee, the Board, at its December 2010 meeting, approved changes in the Company's non-employee director compensation program to provide compensation closer to the median level of director pay at comparable companies and to offset partially the director compensation reduction that resulted from the elimination of the Executive and Pension and Benefits Committees of the Board. The changes are summarized below and are effective for 2011:

  •
  Increase the annual Board retainer from $50,000 to $65,000.

  •
  Increase the annual Committee retainer for the Compensation and Governance Committees from $5,000 to $7,500.

  •
  Increase the Committee Chair retainer for the Audit Committee from $10,000 to $15,000 (and continue the current $10,000 retainer for Chairing the Compensation and Governance Committees).

  •
  Increase the annual equity grant value from $60,000 to $80,000.

F. Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's equity securities, to file reports of security ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten-percent beneficial owners also are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of copies of such forms and written representations from its executive officers and directors, the Company believes that all Section 16(a) filing requirements were complied with on a timely basis during and for 2010.

G. Corporate Governance Matters

        Board Leadership Structure.    Mr. Roberts, as Chairman, leads the Board of Directors. Mr. Roberts is also the Chief Executive Officer of the Company. The Board of Directors believes that having Mr. Roberts serve as both Chairman of the Board of Directors and Chief Executive Officer shows management and all others who may deal with the Company that Mr. Roberts has full discretionary power and authority to lead the Company. Separating the roles of Chairman and Chief Executive Officer could create the perception that the Company has multiple leaders and weaken the Company's ability to develop and implement strategy.

        The Board of Directors does not believe that having Mr. Roberts serve as both Chairman and Chief Executive Officer adversely affects the independence of the Board. Currently, all of the Company's directors (other than Mr. Roberts) and each member of the Audit, Compensation and Corporate Governance and Nominating Committees meet the independence requirements of the New York Stock Exchange. Therefore, independent directors directly oversee such critical matters as the integrity of the Company's financial statements, the compensation of executive management, the selection and evaluation of directors and the development and implementation of the Company's corporate governance policies and structures. In addition, the Compensation Committee conducts an annual performance review of Mr. Roberts and, based upon this review, approves his compensation, including base salary, annual incentive and equity compensation.

        The Board of Directors acknowledges that independent Board leadership is important, and for this reason, the Board has appointed a Lead Director, whose duties closely parallel the role of an independent Chairman of the Board of Directors, to ensure an appropriate level of independent oversight for Board of Director decisions. Mr. Munn, the current Lead Director, has the following responsibilities: (i) chair all meetings of the Board of Directors at which the Chairman is not present and all executive sessions of the Board of Directors; (ii) liaise between the Chairman and independent directors; (iii) consult with the Chairman concerning (a) information to be sent to the Board of Directors, (b) meeting agendas, and

(c) meeting schedules to ensure appropriate time is provided for all agenda items; (iv) call meetings of independent directors as required; and (v) be available when appropriate for consultation, including shareholder communications. In addition, the independent directors meet in executive session at every regularly scheduled meeting of the Board of Directors. The Board of Directors believes that the existence of a Lead Director, the scope of the Lead Director's responsibilities and the regularly scheduled executive sessions of the independent directors all support strong corporate governance principles and allow the Board to effectively fulfill its fiduciary responsibilities to shareholders.

        Role in Risk Oversight.    Risk management is a significant component of management's annual strategic and operating planning processes. The Company has adopted an enterprise risk management program to identify and mitigate enterprise risk. Under the program, each operating business is required to identify risks to its business and prepare a detailed plan to mitigate those risks. The division presidents present the plans to executive management as part of their strategic and operating plans. Over the course of each fiscal year, the division presidents provide similar presentations to the Board of Directors at the meetings covering the Company's business plans.

        At its meeting in December 2009, the Compensation Committee of the Board reviewed and discussed a report prepared by the Compensation Committee's compensation consultant regarding the relationship between the Company's compensation practices and risk. After reviewing and discussing the report, the Compensation Committee concluded that the Company's compensation practices are not reasonably likely to have a material adverse effect on the Company and do not encourage inappropriate risk taking. The Committee's conclusion was based on the following:

  •
  Annual cash bonuses are capped at 200% of base salary for the Chief Executive Officer and at 150% of base salary for the other named executive officers. These caps are in line with competitive practice and ensure there is an appropriate balance between base salary and "at risk" incentive compensation.

  •
  Annual cash bonuses are based on multiple balanced performance metrics.

  •
  The threshold, target and maximum performance levels for each of the annual cash bonus performance metrics are based on prior year performance adjusted to reflect the current year Company business plan that has been reviewed and approved by the Board of Directors and general market expectations. The Company's Chief Financial Officer actively participates in the Compensation Committee meetings during which the performance levels are set and the performance results are verified.

  •
  The annual cash bonus payout curve from threshold to maximum is a straight line (linear) progression.

  •
  The target grant value of the Company's long-term, stock based awards are also capped at 300% of base salary for the Chief Executive Officer and 150% of base salary for the other named executive officers. These caps are in line with competitive practice.

  •
  The stock based awards include an equally-weighted mix of stock options and restricted stock that are subject to longer term, three year vesting periods and performance shares that are earned over a three year performance period.

  •
  The Compensation Committee has adopted a stock ownership policy that requires significant stock ownership by the Company's executives.

  •
  The Company has adopted guiding principles that govern plan design. The compensation programs are documented, communicated and monitored on a consistent basis.

The Compensation Committee will conduct similar assessments of the relationship between the Company's compensation practices and risk periodically and in connection with the adoption of any new material compensation programs or any material changes to existing compensation programs.

        Independence.    The Board recognizes the importance of director independence. Under the rules of the New York Stock Exchange, to be considered independent, the Board must determine that a director does not have a direct or indirect material relationship with the Company. Moreover, a director will not be independent if, within the preceding three (3) years: (i) the director was employed by the Company or receives $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service; (ii) the director was a partner of or employed by the Company's independent auditor; (iii) the director is part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that employs the director; (iv) the director is an executive officer or employee of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues; or (v) the director had an immediate family member in any of the categories in (i)—(iv).

        The Board has determined that nine (9) of the Company's ten (10) directors are independent under these standards. The independent directors are as follows: Robin J. Adams, Robert G. Bohn, Robin S. Callahan, Paul J. Choquette, Jr., Terry D. Growcock, Stephen P. Munn, Gregg A. Ostrander, Lawrence A. Sala, and Magalen C. Webert. Mr. Munn, the current Lead Director, was employed as an executive officer of the Company and served as Chairman of the Board through June 25, 2007. Mr. Munn became an independent director under the Board's director independence standards as of June 26, 2010, three (3) years after his retirement from employment with the Company.

        The other director, David A. Roberts, is the Company's Chairman, President and Chief Executive Officer.

        In addition, each of the directors serving on the Audit, Compensation and Corporate Governance and Nominating Committees are independent under the standards of the New York Stock Exchange.

        Related Party Transactions.    The Board has adopted a policy concerning the review, approval and monitoring of transactions involving the Company and "related persons" (directors and executives officers or their immediate family members, or shareholders owning five percent (5%) or greater of the Company's outstanding Shares). The policy covers any transaction exceeding $120,000 in which the related person has a direct or indirect material interest. Related person transactions must be approved by the Corporate Governance and Nominating Committee which will approve the transaction only if it determines that the transaction is in the best interests of the Company.

        In 2010, in accordance with the requirements of the related party transaction policy, the Corporate Governance and Nominating Committee reviewed the fleet management services Emkay Incorporated provides to Carlisle Construction Materials. The Company paid Emkay a management fee of approximately $40,000 and reimbursed Emkay for pass-through costs, such as fuel, taxes and vehicle depreciation, for Emkay's services, which in total exceeded $120,000. Emkay has provided fleet management services as a preferred vendor to Carlisle Construction Materials since 1997. A brother-in-law of Mr. Roberts (the Company's Chairman, President and Chief Executive Officer) is a senior officer and more than ten percent owner of Emkay Incorporated. The Corporate Governance and Nominating Committee reviewed all of the material facts related to the services provided by Emkay and ratified all transactions that occurred during 2010. The Corporate Governance and Nominating Committee will continue to review annually the Company's business relationships with Emkay.

        Meetings of Independent Directors.    At the conclusion of each of the regularly scheduled Board meetings, the independent directors of the Board meet in executive session without management or, prior to June 26, 2010, the Lead Director. Prior to June 26, 2010, the independent directors selected one of the independent directors to preside at the executive session. The Lead Director presided at each executive session after June 25, 2010.

        Statement of Corporate Governance Guidelines and Principles.    The Company has adopted a Statement of Corporate Governance Guidelines and Principles and has published the Statement on its website: www.carlisle.com. The Company will provide without charge a copy of the Statement to any shareholder upon written request mailed to the attention of the Company's Secretary at 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277.

        Charters.    The Company has adopted Charters for each of its Audit, Compensation and Corporate Governance and Nominating Committees and has published the Charters on its website: www.carlisle.com. The Company will provide without charge a copy of the Charters to any shareholder upon written request mailed to the attention of the Company's Secretary at 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277.

        Code of Ethics.    The Company's Business Code of Ethics is published on its website: www.carlisle.com. The Company will provide without charge a copy of the Business Code of Ethics to any shareholder upon written request mailed to the attention of the Company's Secretary at 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277.

        Communications with Board of Directors.    Any interested party may communicate with the Board of Directors or with the non-management directors as a group by writing to the Company's Secretary at Carlisle Companies Incorporated, 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277, Attention: Secretary. Any written communication will be forwarded to the Board for its consideration.

        Directors are not required to attend the Company's Annual Meeting of Shareholders. However, all directors other than Mrs. Webert attended last year's Annual Meeting. All directors other than Mrs. Webert are planning to attend the 2011 Annual Meeting.

        Nomination Process.    At its February, 2003 meeting, the Board established a Corporate Governance and Nominating Committee. All directors serving on the Committee are "independent" under the standards established by the New York Stock Exchange.

        As more fully described in its Charter, the Corporate Governance and Nominating Committee assists the Board by identifying individuals qualified to be directors and recommending such individuals be nominated by the Board for election to the Board by the shareholders. Director nominees should possess the highest personal and professional integrity, ethics and values, and be committed to representing the long-term interests of the Company's shareholders. Nominees should also have outstanding business, financial, professional, academic or managerial backgrounds and experience. Each nominee must be willing to devote sufficient time to fulfill his or her duties, and should be committed to serve on the Board for an extended period of time. Prior to accepting an invitation to serve on another public company board, directors must advise the Corporate Governance and Nominating Committee and the Committee will determine whether such service will create a conflict of interest and/or prevent the director from fulfilling his or her responsibilities.

        The Corporate Governance and Nominating Committee has not adopted a policy with regard to the consideration of diversity in identifying director nominees. However, the Committee values what diversity brings to the Board of Directors and has consistently included diversity as a desired qualification when conducting searches for director nominees. The Committee's emphasis on diversity has produced a Board of Directors with broad diversity in qualifications and two female members.

        The source of director candidates may include: other directors, management, third-party search firms and security holders. Security holders may submit director recommendations to the Corporate Governance and Nominating Committee by writing to the Company's Secretary at Carlisle Companies Incorporated, 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277, Attention: Secretary. The writing should include whatever supporting material the security holder considers appropriate and should address the director nominee characteristics described in the immediately preceding paragraph and must be received at least 120 days prior to the applicable Annual Meeting. The Company has not retained a third-party search firm to identify candidates at this time, but may do so in the future in its discretion.

 EXECUTIVE OFFICER
COMPENSATION DISCUSSION AND ANALYSIS

        This section contains an in-depth description and analysis of the Company's executive compensation policies and practices and the compensation earned by the Company's most senior executives (referred to as "named executives" in this section) under those policies and practices. The Compensation Committee of the Board of Directors administers the Company's compensation policies and practices for all executive officers of the Company, including the named executives.

        As you review this section, you will see that the Compensation Committee has adopted compensation policies and practices that (i) link pay and performance—with Company executives having the opportunity to earn substantial compensation over and above their base salaries based on the Company's performance and increases in the market value of the Company's Common Stock, (ii) align the interests of the Company's executives and shareholders, (iii) are transparent and easy to communicate to the Company's executives and shareholders, and (iv) provide a valuable retention tool for key executive talent.

A. Executive Summary

        Despite a continuing challenging economic environment, the Company delivered solid performance. As measured by the 2010 annual incentive performance measures, the Company's strong results were as follows:

	2010	2009	Percentage Change

Sales	$2.596 billion	$2.328 billion	11.5%

Net Earnings	$142.3 million	$134.4 million	5.9%

Global Sales	$407.9 million	$294.7 million	38.4%

EBIT Margin	8.2%	8.7%	(5.7)%

Working Capital as a % of Sales	22.8%	23.8%	(4.2)%

        Based on these results, and with consideration of the Company's pay for performance philosophy, the Company took the following compensation actions in 2010 with regards to its named executives:

  •
  Increased named executive base salaries on average by 3% in line with market conditions, as described on page 21;

  •
  Paid above target 2010 annual incentive awards, as described on pages 21 through 24; and

  •
  Issued a long-term incentive compensation award, as described on pages 24 through 26.

        In 2010, the Compensation Committee adopted two important changes to the Company's executive compensation policies and practices to further support the Company's pay for performance programs and the alignment of executive and shareholder interests. The first change altered the mix of equity awards from stock options and time-vested restricted stock (each weighted 50%) to stock options, performance shares and time-vested restricted stock (each weighted 33 1/3%). The performance shares will be earned based on the total return to the Company's shareholders (share appreciation plus dividend) relative to the total shareholder return of the companies comprising the S&P 400 MidCap Index® over a three year performance period. The second change added a retention requirement to the Company's stock ownership policy. Under the retention requirement, executives must retain one-half of the after tax value of their vested equity awards until they reach the Share ownership level required by the policy.

B. Roles of Compensation Committee, Compensation Consultant and Executive Officers in Determining Executive Compensation

        The Compensation Committee engaged Towers Watson to (i) review and confirm the soundness and effectiveness of the Company's executive compensation program, (ii) review and make recommended changes in the Company's stock ownership policy and (iii) provide an update on recent legislative and regulatory developments involving executive compensation. Towers Watson presented the results of its reviews and recommendations to the Compensation Committee at its September and December 2010 meetings. Towers Watson provided no services to the Company or its management other than services related to the Company's executive and non-employee director compensation programs.

        The Compensation Committee also receives input from Company management in connection with the administration of the Company's executive compensation program. Mr. Roberts, the Company's Chairman, President and Chief Executive Officer, recommended base salary increases for the named executive officers, and the Compensation Committee approved that recommendation. In addition, Mr. Roberts made recommendations to Compensation Committee about the performance measures to be used for determining the 2010 annual incentive compensation awards, the threshold, target and maximum performance levels for the performance measures and the weighting of each performance measure. The Compensation Committee approved his recommendation.

        Mr. Ford, the Company's Chief Financial Officer, provided information and analysis to the Compensation Committee about the financial performance of the Company for the 2010 fiscal year and each of the Company's operating businesses for which a named executive officer was responsible. The Compensation Committee used the information and analysis provided by Mr. Ford in determining the annual incentive compensation awards earned by the executives for 2010.

C. Philosophy and Material Elements of Executive Compensation Program

        The material elements of the total direct compensation provided to executives under the Company's program are (i) base salary, (ii) a target annual cash bonus opportunity expressed as a percentage of each executive's base salary and (iii) a long-term, stock-based award, the expected value of which is also expressed as percentage of base salary. While each element of compensation paid to executive officers is significant, the annual cash bonus and long-term, stock-based awards have the potential to be the largest amounts of the total compensation paid to executive officers.

        The following table shows the guiding principles for the Company's executive compensation program and how the program complies with these principles:

Principle	How the Program Complies

Provide competitive compensation opportunities.	• Total pay is targeted at the median of general industry companies similar in size to the Company.
• Above target performance results in above median pay; below target performance results in below median pay.

Reward performance that is consistent with key strategic and shareholder goals.	• Annual incentive plan incorporates earnings and other financial measures aligned with shareholder interests.
• Performance share awards incorporate total shareholder return as a performance measure.
• Inappropriate risk taking is not encouraged.

Balance performance measures and, where appropriate, emphasize overall corporate, operating business and division performance.	Annual incentive plan incorporates corporate and operating business and division level performance measures.

Serve as a retention tool for key executive talent, provide a balance of liquidity and reward executives for superior performance.	• Program provides a mix of base salary, annual incentives tied to performance and stock-based awards with vesting restrictions.
• Performance share awards incorporate total shareholder return as a performance measure.

Transparent, simple to administer and easy to communicate.	Formula based structure includes pre-set performance measures, weightings and timing.

Compensation Benchmarking

        The Compensation Committee periodically benchmarks executive compensation to ensure the compensation provided to Company executive officers is reasonable and competitive with the market. Compensation was last benchmarked in 2007 when the Compensation Committee used data collected from a large group of 244 general industry companies in the 2007 Towers Perrin Executive Compensation Database to develop market compensation rates. The companies in the database had revenues of one-half to two times the Company's revenue. The identities of the companies included in the 2007 Towers Perrin Executive Compensation Database were not known to or considered by the Compensation Committee. The Compensation Committee believes the broad group of companies provided a reliable source of market information that was not unduly influenced by the practices of one or two companies. The Compensation Committee set the total direct compensation opportunities for the Company's executive officers within a range of 15% above or below the median of the market compensation rates developed from the database. The 15% range was intended to allow the Compensation Committee to vary compensation from the median market compensation rate based on a named executive's experience, tenure, internal equity considerations and individual performance. In light of the 2010 economic conditions and the generally slow movement of executive pay, the Compensation Committee did not undertake benchmarking this year. The Compensation Committee intends to benchmark compensation in 2011 and make any needed adjustments in executive officer compensation levels effective in 2012.

Base Salaries

        Base salaries provide a baseline level of compensation to executive officers. Base salaries are not linked to the performance of the Company, because they are intended to compensate executives for carrying out the day-to-day duties and responsibilities of their positions.

        The Compensation Committee reviews and adjusts base salary levels in February each year. During the review and adjustment process, the Compensation Committee considers:

  •
  the duties and responsibilities of each executive officer position;

  •
  the executive officer pay relative to the base salaries of senior officers and other employees of the Company; and

  •
  whether the base salary levels are competitive, based on a comparison of the current base salary with the market base salary.

        In February 2010, the Committee approved base salary increases for the named executives as follows:

Executive	2009 Base Salary	2010 Base Salary	% Increase

Mr. Roberts	$950,000	$978,500	3.0%

Mr. Ford	$385,250	$425,000	10.3%

Mr. Altmeyer	$580,000	$597,400	3.0%

Mrs. Lowe	$400,000	$400,000	0.0%

Mr. Sutter	$450,000	$463,500	3.0%

        The base salary increases for Messrs. Roberts, Altmeyer and Sutter were based on the cost of labor and the general market movement of executive pay and in line with Company-wide base salary adjustments. Mr. Ford's base salary was increased by more than 3.0% to reflect his expanded duties and responsibilities as both Chief Financial Officer and General Counsel of the Company. Mrs. Lowe's base salary was not adjusted due to the continued challenging economic environment for the business conducted by Trail King Industries, Inc. and the fact that the salaries of all other employees of Trail King Industries, Inc. remained frozen in 2010.

2010 Annual Incentive Compensation Awards

        The Company's executive officers earned annual incentive compensation under the program for 2010 based on the Company's performance compared to pre-established performance measures.

        The Compensation Committee first established a target annual incentive award expressed as percentage of each named executive's base salary. The 2010 target awards were set at the same level as the 2009 target awards—100% of base salary for the Chief Executive Officer and 75% of base salary for the other named executives.

        The Compensation Committee then selected the performance measures on which the 2010 annual incentive awards would be based. The measures for the 2010 annual incentive awards to Mr. Roberts, Chief Executive Officer and Mr. Ford, Chief Financial Officer were the Company's consolidated (i) sales, (ii) global sales, (iii) earnings, (iv) EBIT margin and (v) working capital as a percentage of sales. The measures adopted for the 2010 annual incentive awards for each of the other named executives were (i) sales, (ii) global sales, (iii) EBIT margin and (iv) working capital as a percentage of sales, in each case, of the business for which the executive has responsibility and the Company's consolidated earnings. The Compensation Committee believes that each of these performance measures tracks whether the Company and its core businesses are operating efficiently and with a view toward long-term, sustainable growth in the United States and abroad. The Compensation Committee believes that superior performance under these measures will ultimately benefit Company shareholders through increased profits, dividends and Share value.

        Finally, the Compensation Committee established threshold, target and maximum levels of performance for each of the measures and determined that 50% of the target annual incentive award would be paid for threshold level performance, 100% of the target annual incentive award would be paid for target level performance and 200% of the target annual incentive award would be paid for performance at or above the maximum level. Under the program adopted by the Compensation Committee, the Company's performance under each of the measures was independently determined from the other measures, so that an annual incentive award was determined for the actual level of performance under each measure. The annual incentive awards under each measure were combined to determine each named executive's aggregate annual incentive award for 2010.

        The Compensation Committee approved threshold, target and maximum performance levels in December 2009 based on the Company's 2009 actual performance which was then adjusted to reflect the 2010 operating plan presented to the Board of Directors and general market expectations. The following tables show the threshold, target and maximum performance levels for each of the performance measures established by the Compensation Committee for 2010 as well as the Company's actual performance in 2010 and 2009.

        The performance levels and measures are based on the Company's continuing operations except the actual sales and earnings amounts for 2010 have been adjusted as follows:

  •
  Sales include $68.6 million of sales and earnings include $3.6 million of after-tax earnings both from the operation of Trail King Industries, Inc. for the period January through September 2010. The Company sold Trail King on October 4, 2010, and as result of the sale, Trail King's sales and earnings while it was owned by the Company during 2010 are reported as sales and earnings from a discontinued operation. The Committee included Trail King's sales and earnings because its operations were included when the 2010 performance goals were adopted and the 2010 performance goals were not adjusted to reflect the sale of Trail King.

  •
  Earnings exclude a $6.3 million non-recurring gain related to the sale of Trail King Industries, Inc. and $8.1 million of after-tax costs incurred in connection with the Company's acquisition of Hawk Corporation in December 2010. The Compensation Committee concluded that both of these adjustments were one-time, non-recurring items that were not anticipated when the 2010 performance goals were adopted and should not be considered for purposes of measuring Company performance and determining the 2010 annual incentive awards.

 Consolidated Company Performance Measures
Used for 2010 Annual Incentive Awards to Mr. Roberts and Mr. Ford

	Performance Levels Established by the Compensation Committee			Actual Performance
Performance Measure	Threshold	Target	Maximum	2010	2009

Sales (35% weighting)	$2.212 billion	$2.444 billion	$2.677 billion	$2.596 billion	$2.328 billion

Earnings (35% weighting)	$127.7 million	$141.1 million	$154.6 million	$142.3 million	$134.4 million

Global Sales (10% weighting	$294.7 million	$309.4 million	$338.9 million	$407.9 million	$294.7 million

EBIT Margin (10% weighting)	8.2%	8.7%	9.2%	8.2%	8.7%

Working Capital as a % of Sales (10% weighting)	24.8%	23.8%	21.8%	22.8%	23.8%

Carlisle Construction Materials ("CCM") Performance Measures
Used for 2010 Annual Incentive Award to Mr. Altmeyer

	Performance Levels Established by the Compensation Committee			Actual Performance
Performance Measure	Threshold	Target	Maximum	2010	2009

EBIT Margin (30% weighting)	11.0%	12.2%	13.5%	13.0%	14.0%

CCM Sales (25% weighting)	$1.054 billion	$1.165 billion	$1.275 billion	$1.224 billion	$1.109 billion

CCM Global Sales (15% weighting)	$94.4 million	$103.8 million	$113.3 million	$105.3 million	$94.4 million

CCM Working Capital as a Percentage of Sales (10% weighting)	21.2%	20.2%	18.2%	18.8%	20.2%

Consolidated Earnings (20% weighting)	$127.7 million	$141.1 million	$154.6 million	$142.3 million	$134.4 million

Carlisle Engineered Transportation Solutions ("ETS")* Performance Measures
Used for 2010 Annual Incentive Award to Mr. Sutter

	Performance Levels Established by the Compensation Committee			Actual Performance
Performance Measure	Threshold	Target	Maximum	2010	2009

ETS EBIT Margin (30% weighting)	5.0%	6.5%	8.0%	3.7%	5.1%

ETS Sales (25% weighting)	$678.3 million	$749.7 million	$821.1 million	$836.9 million	$714.0 million

ETS Global Sales (15% weighting)	$119.0 million	$130.9 million	$142.8 million	$157.2 million	$119.0 million

ETS Working Capital as a Percentage of Sales (10% weighting)	30.8%	29.8%	27.8%	28.4%	29.8%

Consolidated Earnings (30% weighting)	$127.7 million	$141.1 million	$154.6 million	$142.3 million	$134.4 million

*
As reflected in its Form 10-K for 2010, the Company has revised the reporting for its business segments. The segment for which Mr. Sutter is responsible is now known as Carlisle Transportation Products.

 Trail King Industries, Inc. ("TK") Performance Measures
Used for 2010 Annual Incentive Award to Mrs. Lowe

	Performance Levels Established by the Compensation Committee			Actual Performance
Performance Measure	Threshold	Target	Maximum	2010	2009

TK EBIT Margin (35% weighting)	0.0%	4.0%	8.0%	4.4%	-13.5%

TK Sales (30% weighting)	$66.3 million	$73.3 million	$80.3 million	$92.8 million	$69.8 million

TK Working Capital as a Percentage of Sales (10% weighting)	21.8%	20.8%	18.8%	14.6%	20.8%

TK Global Sales (5% weighting)	$8.4 million	$9.2 million	$10.1 million	$36.9 million	$8.4 million

Consolidated Earnings (20% weighting)	$127.7 million	$141.1 million	$154.6 million	$142.3 million	$134.4 million

        Based on the performance measures established by the Compensation Committee for 2010 and the Company's actual performance, the named executives earned 2010 annual incentive awards as follows:

Executive	2010 Annual Incentive Award ($)(1)	2010 Annual Incentive Award (% of base salary)	2010 Annual Incentive Award (% of target incentive award)

Mr. Roberts	$1,311,100	136%	136%

Mr. Ford	$433,600	102%	136%

Mr. Altmeyer	$641,700	107%	143%

Mr. Sutter	$413,400	89%	119%

Mrs. Lowe	$451,500	113%	151%

(1)
These amounts are also reported in the "Non-Equity Plan Incentive" column of the Summary Compensation Table on page 31.

2010 Long-Term, Stock-Based Awards

        The Compensation Committee makes annual stock-based awards one time each year at the Committee's regularly-scheduled February meeting. All stock-based awards are made under the Company's Executive Incentive Program which imposes certain restrictions, described below, on the terms of the awards.

        In February 2010, the Committee awarded stock options and restricted Shares to the named executives in the amount shown in the Grants of Plan Based Awards Table on page 33. The number of Shares included in the 2010 awards was determined using a formula-based approach. First, the Compensation Committee established a target award opportunity, expressed as a percentage of base salary, for the named executives based on each executive's position and the market median long-term incentive award for that position. The Committee used the same target award opportunity for the 2010 awards as it used in 2009—300% of base salary for the Chief Executive Officer and 150% of base salary for the other named executives.

        The Compensation Committee then determined the appropriate blend of the types of equity awards to be included in each named executive's stock-based award. In 2010, the Committee changed the blend of equity awards from stock options and time-vested restricted stock (each weighted 50%) to stock options, performance shares and time-vested restricted stock (each weighted 33 1/3%). The Committee included performance shares in the 2010 award to further support the Company's pay for performance programs and the alignment of executive and shareholder interests.

        The stock options awarded in 2010 will vest in equal annual installments over three years. The restricted stock awarded in 2010 will become vested upon the third anniversary of the award date.

        The performance shares awarded in 2010 will be earned based on the total return to the Company's shareholders (share appreciation plus dividend) relative to the total shareholder return of the companies comprising the S&P 400 MidCap Index® over the three year performance period ending December 31, 2012 in accordance with the following table:

Relative Total Shareholder Return	Percentage of Performance Shares Earned

Below 25th percentile	0%

25th percentile	50%

50th percentile	100%

75th percentile or above	200%

        If the Company's total shareholder return falls between the 25th and 50th percentile or between the 50th and 75th percentile, the number of performance shares earned will be determined by linear interpolation. Dividends will accrue during the three year performance period and will be paid on performance shares that are earned.

        The Company's 2010 total shareholder return of 15.5% resulted in a ranking for the year at the 39th percentile. Based on that percentile, approximately 75% of the performance shares would have been earned if the performance period had ended on December 31, 2010.

        The market value of the Company's common stock was multiplied by a relative value factor for each type of award (i.e., $10.00 for each stock option and $34.21 for each restricted Share and performance share) to calculate the number of shares included in the awards. The total expected value of each named executive was divided equally between stock options, restricted Shares and performance shares.

        The Committee included options in the awards to encourage the named executives to increase shareholder value over the term of the options. The Committee included restricted Shares in the awards not only to encourage the named executives to increase shareholder value but also to remain employed with the Company. The Committee added performance shares as an equally-weighted component of the stock-based awards to further link executive compensation to the performance of the Company and align the interests of the executives with the Company's shareholders.

        The Company's Executive Incentive Program contains certain restrictions on the terms of all stock-based awards. For example, all stock options must be granted with an option exercise price that is equal to or greater than the fair market value of the Shares on the date of award. The Program also expressly prohibits re-setting the option exercise price of stock options. These restrictions ensure that any options awarded under the Program will have value to the executives only if the market price of the Shares increases after the date of the award. The Program further requires that restricted Share awards must be subject to a restriction period of at least two (2) years during which the Shares are subject to a substantial risk of forfeiture and may not be transferred. Finally, the Program provides an annual limit on the size of awards. No executive may receive in any one fiscal year period an award of options to acquire more than 200,000 Shares or an award of more than 60,000 performance-vested restricted Shares.

        The Compensation Committee has never manipulated the timing of stock-based awards to take advantage of non-public information. The Committee is aware that the February meeting during which it makes annual stock-based awards precedes the date the Company releases its fourth quarter and annual financial results. The Committee is also aware that the release will usually affect the market value of the Company's stock and the underlying value of the stock-based awards made to executives at the February meeting. The Committee believes that executives will not necessarily gain over the long run from the short term benefit of a positive release because the Company's stock price fluctuates over time and because all of the awards have multi-year vesting schedules and stock options have historically been held for several years prior to exercise. In addition, any gain from a positive benefit in some years will be offset by earnings releases in other years that negatively affect the market value of the Shares.

Stock Ownership Policy

        The Compensation Committee believes that ownership of the Company's common stock by executive officers aligns their interests with those of the Company's shareholders, enhances retention of executives by providing them an opportunity to accumulate a meaningful ownership interest in the Company and focuses executives on building shareholder value over the long term. Therefore, the Committee has maintained for several years a stock ownership policy for the Company's officers, including the named executives.

        The Compensation Committee reviewed the policy at its September and December 2010 meetings and approved the following changes to the policy:

  •
  Combine the separate Division President and Corporate Vice President ownership tiers into a single ownership tier that applies an ownership requirement of 25,000 Shares to all officers in this group who have an annual base salary of $240,000 or more. The Compensation Committee made this change to reflect the elimination of the Group President level of Company management and to simplify the policy. This change resulted in an increase in the Share ownership requirement for most Division Presidents and Corporate Vice Presidents. The policy's Share ownership requirements after this change are:

Executive	Number of Shares

CEO	114,000

Division President or Corporate Vice President	25,000

  •
  Add a retention requirement under which an officer must retain at least one-half of the after-tax value realized from the vesting of restricted Shares, the exercise of options or the receipt of earned performance shares until the officer has satisfied the policy's Share ownership requirement.

The definition of ownership under the policy remains unchanged. Ownership includes Shares owned directly or under an employee benefit plan and all restricted shares. Ownership does not include any performance share awards or any Shares subject to stock options. As of December 31, 2010, all of the named executives were in compliance with the policy's Share ownership and retention requirements.

D. Retirement and Other Benefits

Retirement and Group Insurance Benefits

        The Company also provides retirement, health and welfare and other benefits to its executive officers. The Company sponsors the Employee Incentive Savings Plan (the "Savings Plan"), a tax-qualified Code Section 401(k) retirement savings plan, for the benefit of substantially all of its non-union employees, including the named executives. The Savings Plan encourages saving for retirement by enabling participants to save on a pre-tax basis and by providing Company matching contributions.

        The Company also sponsors the Retirement Plan for Employees of Carlisle Corporation (the "Retirement Plan"), a tax-qualified retirement plan, that provides retirement income to eligible employees following their retirement from the Company. The Pension Benefits Table beginning on page 35 shows the lump sum present value of the annual annuity benefit earned by the named executives under the Retirement Plan for their credited service through December 31, 2010.

        Section 401(a)(17) of the Code limits the amount of annual compensation that tax-qualified plans like the Company's Savings Plan and Retirement Plan may take into account for purposes of determining contributions and benefits. The limit for 2010 was $245,000 and it is subject to adjustment annually for cost of living increases. The Company maintains an unfunded supplemental pension plan to provide benefits to certain Retirement Plan participants whose benefits are limited by Section 401(a)(17) of the Code and to certain senior management employees who were employed on or after January 1, 2005 and are not eligible to participate in the Retirement Plan. The Pension Benefits Table beginning on page 35 also shows the lump sum present value of the annual annuity benefit earned by the named executives under the supplemental plan.

        The Company does not maintain a supplemental plan to make up for any Savings Plan benefits that are limited by Section 401(a)(17) of the Code or any other Code imposed benefit limits.

        The named executives also participate in group health, life and other welfare benefit plans on the same terms and conditions that apply to other employees. Generally, the named executives do not receive better insurance programs, vacation schedules or holidays or have access to other perquisites such as company cars, executive dining rooms or executive parking places.

Employment Letter Agreement with Mr. Roberts

        In connection with the recruitment of Mr. Roberts to join the Company in 2007 as Chairman, President and Chief Executive Officer, the Company and Mr. Roberts negotiated the terms of his employment and entered into an employment letter agreement, dated June 5, 2007, that provides for the following compensation and benefits:

  •
  An annual base salary of not less than $900,000.

  •
  A severance benefit equal to two times the highest annual compensation payable to Mr. Roberts for either of the two years ending with the date of termination and full vesting of all stock options and restricted Share awards if Mr. Roberts is terminated by the Company for other than gross and willful misconduct or Mr. Roberts resigns for good reason (as defined in the employment letter agreement).

  •
  Participation in all employee benefit plans generally available to the Company's senior executives and reimbursement of reasonable tax preparation and financial planning expenses as well as the cost of an annual executive physical.

  •
  A benefit under the Company's Supplemental Pension Plan equal to $25,703 per month payable for Mr. Roberts' life if he continues employment with the Company until he attains age 65.

  •
  Retiree medical and dental coverage for the life of Mr. Roberts and his wife.

Post-Termination of Employment Benefits

        The Company has not entered into an employment agreement with any executive officer that provides severance or other benefits following their resignation, termination, retirement, death or disability, except (i) for agreements with certain executive officers (including all of the named executives) that provide severance benefits in the event of a termination of their employment following a change of control of the Company (the "change in control agreements") and (ii) the previously-described employment agreement with Mr. Roberts. The change in control agreements provide that the executives will not, in the event of the commencement of steps to effect a change of control (defined generally as an acquisition of 20% or more of the outstanding voting Shares or a change in a majority of the Board of Directors), voluntarily leave the employ of the Company until the potential acquirer of the Company or control of the Company has terminated his or its efforts to effect a change of control or until a change of control has occurred. The Company believes that the change in control agreements protect the interests of the Company's shareholders by providing financial incentives to executives to represent the best interests of the Company and its shareholders during the periods immediately preceding and following a change of control.

        In the event of any termination of an executive's employment (including due to the executive's resignation) within three (3) years of a change of control (other than due to the executive's death or disability or after the executive attains age 65), each change in control agreement provides that the executive will be entitled to receive three years' compensation, including bonus, retirement benefits equal to the benefits the executive would have received had he or she completed three additional years of employment, continuation of all life, accident, health, savings, and other fringe benefits for three years, and relocation assistance. The three year benefit period is reduced if the executive terminates within three years of the date the executive would attain age 65. In addition, the agreements provide that the executive will become fully vested in all outstanding stock option and restricted Share awards and outstanding performance shares will be earned at the maximum level. If any payments to a named executive are considered excess "parachute payments"* and the amount of the excess is more than 15%, the Company is required to provide a tax gross up for the excise taxes the executive would be required to pay with respect to the payments.

*
Section 280G of the Internal Revenue Code defines "parachute payments" as payments which (i) are compensatory in nature, (ii) are made to or for the benefit of a shareholder, officer or highly compensated individual, and (iii) are contingent on a change in ownership or effective control (or change in ownership of a substantial portion of assets) of a corporation. If the parachute payments have an aggregate present value of at least 3 times the average annual compensation earned by the recipient of the payment over the 5 years preceding the date of the change in control, the amount of the payments in excess of 1 times such average annual compensation are not deductible by the payor for federal income tax purposes and are subject to a 20% excise tax (payable by the recipient) in addition to regular income taxes.

        If the Company had terminated Mr. Roberts' employment for any reason other than gross and willful misconduct or Mr. Roberts had resigned for good reason, in either case as of December 31, 2010, Mr. Roberts would have received the following severance benefits in accordance with his employment letter agreement with the Company:

Severance Benefit	Stock Options(1)	Restricted Stock(2)	Performance Shares	Present Value of Supplemental Pension Plan Benefit(3)	Estimated Value of Retiree Medical Benefits	Total

$4,619,200	$3,672,045	$7,495,163	$0	$3,218,131	$180,350	$19,184,889

(1)
Value (based on the closing market price of the Company's common stock on December 31, 2010 of $39.74 per Share) of unvested in-the-money stock options that would become vested upon termination.

(2)
Value (based on the closing market price of the Company's common stock on December 31, 2010 of $39.74 per Share) of unvested shares of restricted stock that would become vested upon termination.

(3)
Present value of the Supplemental Pension Plan benefit that would become vested upon termination. Note 13 to the Company's consolidated financial statements included in the 2010 Annual Report on Form 10-K includes the valuation assumptions and other information relating to the Supplemental Pension Plan.

        The following table shows the amounts that would have been payable to the named executives under the change in control agreements if a change of control of the Company had occurred on December 31, 2010 and the named executives' employment with the Company was terminated without cause immediately thereafter.

	Severance Benefit	Estimated Value of Continued Participation in Health and other Welfare Benefit Plans(1)	Stock Options(2)	Restricted Stock(3)	Performance Shares(4)	Present Value of Supplemental Pension Plan Benefit(5)	Excise Tax Gross-Up (Reduction in Payments)	Total

Mr. Roberts	$4,750,000	$180,350	$3,672,045	$7,495,163	$2,273,525	$3,218,131	$3,533,246	$25,122,460

Mr. Ford	$2,575,800	$30,000	$772,521	$1,043,374	$493,571	$137,859	$0	$5,053,125

Mr. Altmeyer	$3,717,300	$30,000	$1,276,978	$1,996,935	$693,860	$410,662	$0	$8,125,735

Mr. Sutter	$2,673,300	$30,000	$830,263	$1,416,731	$538,478	$33,835	$1,629,082	$7,151,689

Mrs. Lowe	$2,554,500	$30,000	$801,958	$1,093,645	$464,561	$78,344	$1,424,186	$6,447,194

(1)
Under his employment letter agreement with the Company, Mr. Roberts is entitled to retiree medical and dental coverage for the life of Mr. Roberts and his wife if his employment is terminated without cause. The amount presented for Mr. Roberts is the estimated value of the retiree medical benefits. The amount presented for the other named executives is the estimated value of three years of continued participation in the Company's group health and other welfare benefit plans.

(2)
Value (based on the closing market price of the Company's common stock on December 31, 2010 of $39.74 per Share) of unvested in-the-money stock options that would become vested upon a change of control of the Company.

(3)
Value (based on the closing market price of the Company's common stock on December 31, 2010 of $39.74 per Share) of unvested shares of restricted stock that would become vested upon a change of control of the Company.

(4)
Value (based on the closing market price of the Company's common stock on December 31, 2010 of $39.74) of the maximum number of performance shares under all outstanding performance share awards.

(5)
Present value of the Supplemental Pension Plan benefit that would become vested upon termination after a change of control of the Company. Note 13 to the Company's consolidated financial statements included in the 2010 Annual Report on Form 10-K includes the valuation assumptions and other information relating to the Supplemental Pension Plan.

Internal Revenue Code Section 162(m)

        Section 162(m) of the Code limits the amount of compensation paid to the named executives (other than the Chief Financial Officer who is not subject to the Section 162(m) limitation) in any one fiscal year that may be deducted by the Company for federal income tax purposes. The deduction limitation is currently $1 million. "Performance-based compensation" paid under a plan that has been approved by the Company's shareholders is not subject to the deduction limitation.

        The Company's Executive Incentive Program has been approved by the Company's shareholders, and the compensation attributable to stock option and performance share awards under the program should qualify as "performance-based" compensation that is fully deductible and not subject to the Code Section 162(m) deduction limit. Compensation attributable to time-vested restricted Share awards under the program is subject to the deduction limit.

        The Company's shareholders have also approved the Senior Management Incentive Compensation Plan of Carlisle Companies Incorporated. All of the named executives participated in the Incentive Plan for 2010, and the annual incentive compensation awarded to the named executives under the Plan for 2010 should qualify as fully deductible "performance based" compensation.

        The Committee has not adopted a formal policy that requires all compensation paid to the named executives to be fully deductible.

E. Conclusion

        The Compensation Committee has reviewed all components of the Chief Executive Officer's and the named executives' compensation, including salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized stock option and restricted stock gains, the dollar value of all perquisites and other personal benefits as well as the Company's obligations under its pension plans. Based on this review, the Compensation Committee finds the Chief Executive Officer's and the named executives' total compensation, in the aggregate, to be reasonable and appropriately linked to the Company's performance. The Compensation Committee therefore recommends that shareholders vote "FOR" the say-on-pay proposal included as Proposal Two in this Proxy Statement.

F. Executive Officer Compensation Disclosure Tables

        Summary Compensation Table—This table shows the base salary, annual bonus and all other compensation paid to the named executives. The table also shows the grant date fair value of the stock and option awards made to the named executives and the increase in the present value of the retirement benefit of each named executive.

Name and Principal Position(s)	Year	Salary($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)	All Other Compensation ($)(3)	Total($)

David A. Roberts Chairman, President and Chief Executive Officer(4)	2010	$978,500	$2,419,125	$947,188	$1,331,100	$284,148	$48,970	$6,009,031

	2009	$950,000	$1,346,325	$936,000	$963,300	$517,364	$34,564	$4,747,553

	2008	$950,000	$1,579,375	$1,138,575	$1,425,000	$53,716	$25,846	$5,172,512

Steven J. Ford Vice President, Chief Financial Officer and General Counsel(5)	2010	$425,000	$525,180	$205,700	$433,600	$59,988	$15,886	$1,665,354

	2009	$385,250	$268,244	$193,167	$293,000	$66,474	$13,797	$1,219,932

	2008	$339,188	$186,200	$267,665	$433,400	$1,360	$13,797	$1,241,610

John W. Altmeyer President, Carlisle Construction Materials	2010	$597,400	$738,296	$289,142	$641,700	$141,588	$9,800	$2,417,926

	2009	$580,000	$403,898	$290,839	$611,300	$144,214	$13,591	$2,043,842

	2008	$580,000	$879,463	$866,915	$504,100	$3,970	$12,535	$2,846,983

Fred A. Sutter President, Carlisle Engineered Transportation Solutions(6)	2010	$463,500	$572,962	$224,334	$413,400	$21,662	$15,906	$1,711,764

	2009	$450,000	$313,369	$225,646	$441,100	$12,173	$15,216	$1,457,504

Carol P. Lowe Vice President(5)(7)	2010	$400,000	$494,311	$193,600	$451,500	$38,258	$11,418	$1,589,087

	2009	$400,000	$278,550	$200,561	$219,600	$38,712	$28,673	$1,166,096

	2008	$400,000	$221,944	$319,600	$450,000	$6,153	$28,008	$1,425,705

(1)
The amounts in these columns do not reflect the actual value the named executives will realize from the stock option, restricted stock and performance share awards made to the executives. The amounts in the table are the grant date value of the awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (excluding any effect of estimated forfeitures). The Company will recognize a portion of the grant date value of the awards each year as compensation expense over the vesting period of the awards.

The Compensation Committee included performance shares in the equity-based awards to the named executives for the first time in 2010. The performance shares are earned based on the Company's relative total shareholder return versus the S&P Midcap 400 Index® over the three year period ending December 31, 2012. The terms of the performance share awards are described on page 25. The 2010 stock awards column includes the following grant date values of the performance share awards: Mr. Roberts $1,440,548, Mr. Ford $312,736, Mr. Altmeyer $439,643, Mr. Sutter $341,189 and Mrs. Lowe $294,354. The grant date values for the performance shares were determined using a Monte Carlo simulation and assumptions regarding the future performance of the Company's common stock and the stock of the S&P MidCap 400 Index® companies, including expected volatility, risk-free interest rates, correlation coefficients and dividend reinvestment. The grant date values of the performance share awards assuming the maximum number of performance shares would be earned at the end of the three year performance period based on the $34.21 closing market price of the Company' common stock on the grant date would have been: Mr. Roberts $1,957,154, Mr. Ford $424,888, Mr. Altmeyer $597,306, Mr. Sutter $463,546 and Mrs. Lowe $399,914.

  Note 11 to the Company's consolidated financial statements included in the 2010 Annual Report on Form 10-K contains more information about the Company's accounting for stock-based compensation arrangements, including the assumptions used to determine the grant date value of the stock and option awards.

(2)
Represents the aggregate change in the actuarial present value of the named executive's accumulated benefit under the Retirement Plan for Employees of Carlisle Corporation and the Carlisle Corporation Supplemental Pension Plan.

(3)
The amounts presented in the "All Other Compensation" column for 2010 consist of the following:

	Mr. Roberts	Mr. Ford	Mr. Altmeyer	Mr. Sutter	Mrs. Lowe

Matching Contributions to the Company's Employee Incentive Savings Plan	$9,800	$9,800	$9,800	$9,800	$9,800

Reimbursement of Tax Return Preparation Fees and Financial Advisory Services	$39,170	$857	$0	$0	$815

Club membership dues	$0	$5,229	$0	$6,106	$0

Temporary Living Expenses	$0	$0	$0	$0	$803

Total	$48,970	$15,886	$9,800	$15,906	$11,418

  All amounts presented above equal the actual cost to the Company of the particular benefit or perquisite provided.

(4)
The Company appointed Mr. Roberts Chairman, President and Chief Executive Officer on June 21, 2007.

(5)
The Company appointed Mr. Ford Chief Financial Officer effective November 1, 2008. Mr. Ford joined the Company as Vice President, General Counsel and Secretary in 1995 and will continue to serve as General Counsel and Secretary. Mrs. Lowe relinquished her position as Chief Financial Officer effective November 1, 2008 and was appointed President of the Company's wholly-owned subsidiary, Trail King Industries, Inc.

(6)
Mr. Sutter commenced employment with the Company on February 5, 2008.

(7)
The Company sold Trail King Industries, Inc. on October 4, 2010. Mrs. Lowe transferred employment to the Company and resigned as President of Trail King Industries, Inc. in connection with the sale. Mrs. Lowe will continue to provide executive management services to Trail King Industries, Inc. for up to six months following the sale pursuant to a transition services agreement between Trail King Industries, Inc. and the Company.

        Grants of Plan-Based Awards Table—This table presents the threshold, target and maximum annual incentive award the named executives could have earned for 2010 and the restricted stock and stock options awarded to the named executives during 2010. The incentive awards earned by the executives for 2010 are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation table.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards(1)				All Other Option Awards: Number of Securities Underlying Options(#)(3)	Exercise or Base Price of Option Awards ($/Sh)
								All Other Stock Awards: Number of Shares of Stock or Units(#)(2)			Grant Date Fair Value of Stock and Option Awards(4)
	Grant Date
Name		Threshold($)	Target($)	Maximum($)	Threshold(#)	Target(#)	Maximum(#)

Mr. Roberts		$489,250	$978,500	$1,957,000

	02/02/10							28,605			$978,577

	02/02/10				14,302	28,605	57,210				$1,440,548

	02/02/10								97,850	$34.21	$947,188

Mr. Ford		$159,375	$318,750	$637,500

	02/02/10							6,210			$212,444

	02/02/10				3,105	6,210	12,420				$312,736

	02/02/10								21,250	$34.21	$205,700

Mr. Altmeyer		$224,025	$448,050	$896,100

	02/02/10							8,730			$298,653

	02/02/10				4,365	8,730	17,460				$439,643

	02/02/10								29,870	$34.21	$289,142

Mr. Sutter		$173,813	$347,625	$695,250

	02/02/10							6,775			$231,773

	02/02/10				3,388	6,775	13,550				$341,189

	02/02/10								23,175	$34.21	$224,334

Mrs. Lowe		$150,000	$300,000	$600,000

	02/02/10							5,845			$199,957

	02/02/10				2,923	5,845	11,690				$294,354

	02/02/10								20,000	$34.21	$193,600

(1)
The performance shares will be earned based on the total return to the Company's shareholders (share appreciation plus dividend) relative to the total shareholder return of the companies comprising the S&P 400 MidCap Index® over the three year performance period ending December 31, 2012 in accordance with the following table:

Relative Total Shareholder Return	Percentage of Performance Shares Earned

Below 25th percentile	0%

25th percentile	50%

50th percentile	100%

75th percentile or above	200%

  If the Company's total shareholder return falls between the 25th and 50th percentile or between the 50th and 75th percentile, the number of performance shares earned will be determined by linear interpolation. Dividends will accrue during the three year performance period and will be paid on performance shares that are earned.

(2)
Shares subject to the stock awards become vested on the third anniversary of the grant date, or if earlier, upon a change in control of the Company or the date the executive officer terminates employment due to death, disability or retirement.

Mr. Roberts' stock awards will also become vested if the Company terminates his employment other than for gross or willful misconduct or Mr. Roberts terminates his employment for good reason, as defined in his employment letter agreement with the Company.

The named executives receive all dividends paid with respect to the restricted Shares during the vesting period.

(3)
The option awards become vested and exercisable in three equal annual installments beginning upon the first anniversary of the date of grant, or if earlier, upon a change in control of the Company or the date the executive officer terminates employment due to death, disability or retirement. The options expire ten years following the date of grant or, if earlier, one year from the date the executive officer terminates employment due to death, disability, retirement or a change in control of the Company or 90 days from the date the executive officer terminates employment for any other reason. Mr. Roberts' option awards will also become vested if the Company terminates his employment other than for gross or willful misconduct or Mr. Roberts terminates his employment for good reason, as defined in his employment letter agreement with the Company.

(4)
See Footnote 1 to the Summary Compensation Table for a description of how the grant date values of the stock and option awards was determined.

        Outstanding Equity Awards at Fiscal Year-End Table—This table presents information about unvested stock and option awards held by the named executives on December 31, 2010.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

Mr. Roberts	0	97,850	(2)	$34.21	02/01/20	188,605	(5)	$7,495,163
	66,667	133,333	(3)	$18.57	02/03/19
	95,000	47,500	(4)	$33.25	02/04/18
	200,000			$47.25	06/20/17

Mr. Ford	0	21,250	(2)	$34.21	02/01/20	26,255	(6)	$1,043,374
	13,758	27,517	(3)	$18.57	02/03/19
	22,333	11,167	(4)	$33.25	02/04/18
	20,000			$41.87	02/06/17
	20,000			$34.43	02/07/16
	16,000			$32.09	02/01/15
	10,000			$28.535	02/04/14
	16,000			$20.03	02/05/13

Mr. Altmeyer	0	29,870	(2)	$34.21	02/01/20	50,250	(7)	$1,996,935
	20,715	41,430	(3)	$18.57	02/03/19
	72,333	36,167	(4)	$33.25	02/04/18
	44,000			$41.87	02/06/17
	40,000			$34.43	02/07/16
	30,000			$32.09	02/01/15
	20,000			$28.535	02/04/14
	24,000			$20.03	02/05/13
	12,000			$21.695	08/01/12

Mr. Sutter	0	23,175	(2)	$34.21	02/01/20	35,650	(9)	$1,416,731
	16,072	32,143	(3)	$18.57	02/03/19
	36,666	3,334	(8)	$33.25	02/04/18

Mrs. Lowe	0	20,000	(2)			27,520	(10)	$1,093,645
	14,285	28,570	(3)	$18.57	02/03/19
	26,667	13,333	(4)	$33.25	02/04/18
	24,000			$41.87	02/06/17
	20,000			$34.43	02/07/16
	16,000			$32.09	02/01/15
	20,000			$29.775	05/04/14
	4,000			$28.535	02/04/14

(1)
Based on the closing market value of the Shares on December 31, 2010 of $39.74.

(2)
Stock Options vest at the rate of 33 1/3% per year with vesting dates of 02/02/11, 02/02/12 and 02/02/13.

(3)
Stock Options vest at the rate of 33 1/3% per year with vesting dates of 02/04/10, 02/04/11 and 02/04/12.

(4)
Stock Options vest at the rate of 33 1/3% per year with vesting dates of 02/05/09, 02/05/10 and 02/05/11.

(5)
Restricted Shares vesting as follows: 20,000 on 06/21/11, 20,000 on 06/21/12, 47,500 on 01/01/11, 72,500 on 01/01/12 and 28,605 on 01/01/13.

(6)
Restricted Shares vesting as follows: 5,600 on 01/01/11, 14,445 on 01/01/12 and 6,210 on 01/01/13.

(7)
Restricted Shares vesting as follows: 9,750 on 01/01/11, 3,340 on 02/05/11, 21,750 on 01/01/12, 3,340 on 02/05/12, 3,340 on 02/05/13 and 8,730 on 01/01/13.

(8)
Stock Options vesting on 02/05/11.

(9)
Restricted Shares vesting as follows: 4,000 on 02/05/11, 16,875 on 01/01/12, 4,000 on 02/05/12, 6,775 on 01/01/2013 and 4,000 on 02/05/13.

(10)
Restricted Shares vesting as follows: 6,675 on 01/01/11, 15,000 on 01/01/12 and 5,845 on 01/01/13.

        Option Exercises and Stock Vested Table—This table presents information about stock options exercised by the named executives and the number and value of stock awards that became vested in the named executives during 2010.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Mr. Roberts	0	$0	20,000	$786,800

Mr. Ford	0	$0	2,000	$68,520

Mr. Altmeyer	40,000	$785,500	5,340	$182,915

Mr. Sutter	0	$0	4,000	$137,000

Mrs. Lowe	6,000	$115,625	2,000	$68,520

(1)
Value realized equals the fair market value of the Shares on the date of exercise less the exercise price.

(2)
Value realized equals the fair market value of the Shares on the date the restriction lapsed and the Shares became vested.

        Pension Benefits Table—This table provides the actuarial present value of each named executive's accumulated benefit under the Company's Retirement and Supplemental Pension Plans.

        The Retirement Plan provides benefits under a cash benefit accrual formula that was added to the plan in 1997. Under the formula, participants accumulate a cash balance benefit based upon a percentage of compensation allocation made annually to the participants' cash balance accounts. The allocation percentage ranges from 2% to 7% of total base salary and annual bonus (including amounts deferred under the Savings Plan and Section 125 of the Code) depending on each participant's years of service. The cash balance account is further credited with interest annually. The interest credit is based on the One Year Treasury Constant Maturities as published in the Federal Reserve Statistical Release over the one year period ending on the December 31st immediately preceding the applicable plan year. The interest rate for the plan year ending December 31, 2010 was 4%. The Retirement Plan was closed to new participants effective December 31, 2004. No employees hired on or after January 1, 2005 are eligible to participate in the Plan.

        The benefits under the Supplemental Pension Plan are equal to the difference between the benefits that would have been payable under the Retirement Plan without regard to the compensation limitation imposed by the Code or the limitation on participation in the Retirement Plan that became effective on January 1, 2005 and the actual benefits payable under the Retirement Plan as so limited.

        Benefits under the Retirement Plan are payable as a monthly annuity or in a lump sum payment. Vested benefits under the Supplement Pension Plan are payable only in the form of a monthly annuity. The benefits under the Retirement Plan become vested after the executive completes 5 years of vesting service, or if earlier, the date the executive terminates employment due to death or disability. The benefits under the Supplemental Plan become vested after the executive completes ten years of vesting service and retires at or after age 55, or if earlier, the date the executive terminates employment due to death or disability.

        The Company's employment agreement with Mr. Roberts provides that Mr. Roberts will receive a monthly benefit under the Supplemental Pension Plan of $25,703, expressed as a life annuity commencing on January 1, 2013. The benefit vests at the rate of 20% per year commencing June 21, 2008, or if earlier, the date the Company terminates Mr. Roberts' employment other than for gross or willful misconduct or Mr. Roberts terminates employment due to death, disability or retirement or for good reason, as defined in his employment agreement with the Company. The benefit will be actuarially adjusted if it is paid in any form other than a life annuity or the benefit commencement date is before or after January 1, 2013.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

Mr. Roberts	Retirement Plan for Employees of Carlisle Corporation	3.58	$0	$0
	Carlisle Corporation Supplemental Pension Plan	3.58	$3,218,131	$0

Mr. Ford	Retirement Plan for Employees of Carlisle Corporation	14.50	$117,738	$0
	Carlisle Corporation Supplemental Pension Plan	14.50	$137,859	$0

Mr. Altmeyer	Retirement Plan for Employees of Carlisle Corporation	20.58	$176,733	$0
	Carlisle Corporation Supplemental Pension Plan	20.58	$410,662	$0

Mr. Sutter	Retirement Plan for Employees of Carlisle Corporation	1.92	$0	$0
	Carlisle Corporation Supplemental Pension Plan	1.92	$33,835	$0

Mrs. Lowe	Retirement Plan for Employees of Carlisle Corporation	8.00	$50,425	$0
	Carlisle Corporation Supplemental Pension Plan	8.00	$78,344	$0

(1)
The amounts presented in this column represent the number of actual years the named executive has been a participant in each plan. None of the named executives have been given credit under the plans for years of service in addition to their actual years of service presented in the table. Messrs. Roberts and Sutter commenced employment after December 31, 2004 and are not eligible to participate in the Retirement Plan for Employees of Carlisle Corporation.

(2)
Note 13 to the Company's consolidated financial statements included in the 2010 Annual Report on Form 10-K includes the valuation assumptions and other information relating to the Retirement Plan and Supplemental Pension Plan.

 REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management of the Company. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

CARLISLE COMPANIES INCORPORATED COMPENSATION COMMITTEE
Paul J. Choquette, Jr., Co-Chairman Robert G. Bohn, Co-Chairman Robin J. Adams Robin S. Callahan Terry D. Growcock Gregg A. Ostrander

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors of the Company is comprised of five non-employee directors. The Board has made a determination that the members of the Audit Committee satisfy the requirements of the New York Stock Exchange as to independence, financial literacy and experience. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, which is reviewed annually by the Committee.

        The Committee has the sole authority to appoint and terminate the engagement of the independent auditors of the Company and its subsidiaries. The Committee also reviews the arrangements for and the results of the auditors' examination of the Company's books and records, internal accounting control procedures, the activities and recommendations of the Company's internal auditors, and the Company's accounting policies, control systems and compliance activities. The Board has determined that Robin S. Callahan, Robin J. Adams, Stephen P. Munn, Gregg A. Ostrander and Lawrence A. Sala are "audit committee financial experts" as defined by the rules of the Securities and Exchange Commission. Below is a report on the Committee's activities relating to fiscal year 2010.

Review of Audited Financial Statements with Management

        The Audit Committee reviewed and discussed the audited financial statements with the management of the Company.

Review of Financial Statements and Other Matters with Independent Accountant

        The Audit Committee discussed with the Company's independent registered public accounting firm the audited financial statements and the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountants the independence of the Company's independent registered public accounting firm. In concluding that such firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by such firm were compatible with its independence. See "Fees paid to Independent Registered Public Accounting Firm" on page 38.

Recommendation that Financial Statements be Included in Annual Report

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

CARLISLE COMPANIES INCORPORATED AUDIT COMMITTEE
Robin S. Callahan, Chairman Robin J. Adams Stephen P. Munn Gregg A. Ostrander Lawrence A. Sala

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The aggregate fees and reimbursable expenses for professional services provided by Ernst & Young LLP ("E&Y") that were billed to the Company for the years ended December 31, 2010 and 2009 were:

	2010	2009
Audit Fees	$2,660,900	$2,375,200
Audit Related Fees	$0	$0
Tax Fees	$270,100	$378,200
All Other Fees	$2,800	$0

        All services provided, or to be provided, by the Company's independent registered public accountants are subject to a pre-approval requirement of the Audit Committee. The Audit Committee has delegated to the Chairman of the Audit Committee, pre-approval authority with respect to certain permissible non-audit services. The Chairman's pre-approval authority is limited to engagements costing no more than $200,000 in the aggregate.

PROPOSAL TWO
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        We encourage you to review the complete description of the Company's executive compensation programs provided in the "Executive Officer Compensation Discussion and Analysis" Section of this Proxy Statement (pages 18 through 37).

        The compensation program for the Company's named executive officers is based on the following guiding principles:

  •
  Link pay with Company performance, align the interests of the Company's executives and shareholders.

  •
  Reward performance that is consistent with key strategic and shareholder goals identified by the Board of Directors.

  •
  Balance financial and non-financial performance measures and, where appropriate, emphasize overall corporate, operating business and division performance.

  •
  Be transparent, simple to administer and easy to communicate to the Company's executives and shareholders.

  •
  Retain key executive talent.

The Compensation Discussion and Analysis provides a thorough description of how the Compensation Committee has designed and administered the executive compensation program to comply with these principles.

        At the 2011 Annual Meeting, Company shareholders will have the opportunity to endorse or not endorse the compensation of the named executives through a non-binding vote (commonly known as a "say-on-pay" vote) on the following resolution:

          RESOLVED, that the compensation of the named executives of the Company described in the Executive Officer Compensation Discussion and Analysis section of this Proxy Statement, including the disclosure tables and narrative discussion (pages 18 through 37), is hereby APPROVED.

        Even though the result of the say-on-pay vote is non-binding, the Board of Directors values the opinions that shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions.

        The Board unanimously recommends a vote "FOR" the resolution.

PROPOSAL THREE
ADVISORY VOTE ON FREQUENCY OF SHAREHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Company will include a say-on-pay vote in the annual meeting proxy statement at least once every three years. At the 2011 Annual Meeting, Company shareholders will be asked to provide a non-binding vote on whether a say-on-pay vote should occur every one, two or three years. After careful consideration of the pros and cons with respect to each of the intervals, the Board of Directors has determined that a say-on-pay vote that occurs every three years is the most appropriate alternative for the Company, and therefore the Board recommends that you vote for a three-year frequency.

        A substantial portion of the compensation of the named executives is based on the Company's performance over multi-year performance periods. A vote every three years more closely matches this long-term focus of the compensation program and will allow Company shareholders to evaluate whether the Company's compensation program is appropriately linked to the Company's long-term business plan and performance over more complete performance periods.

        The three-year frequency will also provide the Board of Directors adequate time to implement compensation changes in response to the advisory vote on executive compensation. The majority of the compensation paid to the named executives is performance-based compensation that is earned under the Company's shareholder-approved Executive Incentive Program. Any changes in the Program are likely to require shareholder approval prior to implementation and for this reason any changes in the Program may not be fully implemented until the second year after the advisory vote on executive compensation. An annual advisory vote could result in shareholders' providing advisory votes more frequently than responses to the votes could be implemented.

        Although the Board of Directors is recommending a say-on-pay vote every three years, Company shareholders, when voting on this proposal, will be asked to select from the following four choices for the frequency of the say-on-pay vote: every year, every two years, every three years , or to abstain from voting on the matter.

        The option of every one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders, and the Board of Directors will consider the outcome of the vote when deciding how often a say-on-pay vote will be requested from the Company's shareholders. Because this vote is advisory and not binding on the Board of Directors in any way, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

        The Board unanimously recommends that an advisory vote on executive compensation be held "EVERY THREE YEARS."

 PROPOSAL FOUR
TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee has engaged E&Y as the Company's independent registered public accounting firm to audit the Company's financial statements and the effectiveness of the Company's internal controls over financial reporting for the year ending December 31, 2011. E&Y's engagement commenced on May 17, 2005, and E&Y has served as the Company's auditors for the years ended December 31, 2005 through 2010.

        Although ratification of the Audit Committee's appointment of E&Y is not required by the Company's by-laws or otherwise, the Board is submitting the selection of E&Y to the shareholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

        One or more representatives of E&Y are expected to be present at the 2011 Annual Meeting and will be given an opportunity to make a statement, if they so desire, and to respond to appropriate questions of shareholders in attendance.

        The Board unanimously recommends a vote "FOR" the ratification of the appointment of E&Y as the Company's independent registered public accounting firm. Proxies received by the Board will be so voted unless shareholders specify a contrary choice in their proxies.

SHAREHOLDER PROPOSALS FOR PRESENTATION
AT THE 2012 ANNUAL MEETING

        If a shareholder of the Company wishes to present a proposal for consideration for inclusion in the Proxy Statement for the 2012 Annual Meeting, the proposal must be sent by certified mail-return receipt requested and must be received at the executive offices of the Company, 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277, Attn: Secretary, no later than November 25, 2011. All proposals must conform to the rules and regulations of the Securities and Exchange Commission. The Securities and Exchange Commission has amended Rule 14a-4, which governs the use by the Company of discretionary voting authority with respect to other shareholder proposals. Securities and Exchange Commission Rule 14a-4(c)(1) provides that, if the proponent of a shareholder proposal fails to notify the Company at least forty-five (45) days prior to the month and day of mailing the prior year's proxy statement, the proxies of the Company's management would be permitted to use their discretionary authority at the Company's next annual meeting of shareholders if the proposal were raised at the meeting without any discussion of the matter in the proxy statement. For purposes of the Company's 2012 Annual Meeting of Shareholders, the deadline is February 8, 2012.

VOTING BY PROXY AND CONFIRMATION OF BENEFICIAL OWNERSHIP

        To ensure that your Shares will be represented at the Annual Meeting, please follow the instructions shown on the Notice Regarding the Availability of Proxy Materials (or paper proxy card if you requested one) whether or not you expect to attend the Annual Meeting. Shares represented by a valid proxy will be voted as specified.

        Any shareholder may revoke a proxy by a later-dated proxy or by giving notice of revocation to the Company (addressed to the Company at 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277 Attention: Secretary) or by attending the Annual Meeting and voting in person.

        The number of votes that each shareholder will be entitled to cast at the Annual Meeting will depend on when the Shares were acquired and whether or not there has been a change in beneficial ownership since the date of acquisition, with respect to each of such holder's Shares.

        Shareholders whose Shares are held by brokers or banks or in nominee name are requested to confirm to the Company how many of the Shares they own as of March 16, 2011 were beneficially owned before March 16, 2007, entitling such shareholder to five votes per Share, and how many were acquired after March 15, 2007, entitling such shareholder to one vote per Share. If no confirmation of beneficial ownership is received from a shareholder prior to the Annual Meeting, it will be deemed by the Company that beneficial ownership of all such Shares was effected after March 15, 2007, and the shareholder will be entitled to one vote for each Share. If a shareholder provides incorrect information, he or she may provide correct information at any time prior to the voting of his or her Shares at the Annual Meeting.

        This Proxy Statement and the form of Proxy Card are being furnished to shareholders of record on March 16, 2011 whose Shares on the records of the Company show the following:

            (i)  that such shareholder had beneficial ownership of such Shares before March 16, 2007, and there has been no change since that date, thus entitling such shareholder to five votes for each Share; or

           (ii)  that beneficial ownership of such Shares was effected after March 15, 2007, thus entitling such shareholder to one vote for each Share; or

          (iii)  that the dates on which beneficial ownership of such Shares were effected are such that such shareholder is entitled to five votes for some Shares and one vote for other Shares.

        Printed on the Proxy Card for each individual shareholder of record is the number of Shares for which he or she is entitled to cast five votes each and/or one vote each, as the case may be, as shown on the records of the Company.

        Shareholders of record are urged to review the number of Shares shown on their Proxy Cards in the five-vote and one-vote categories. If the number of Shares shown in a voting category is believed to be incorrect, the shareholder should notify the Company in writing of that fact and either enclose the notice along with the Proxy Card in the postage-paid, return envelope, or mail the notice directly to the Company at the address indicated above. The shareholder should identify the Shares improperly classified for voting purposes and provide information as to the date beneficial ownership was acquired. Any notification of improper classification of votes must be made at least three (3) business days prior to the Annual Meeting or the shareholder will be entitled at the Annual Meeting to the number of votes indicated on the records of the Company.

        In certain cases record ownership may change but beneficial ownership for voting purposes does not change. The Restated Certificate of Incorporation of the Company states the exceptions where beneficial ownership is deemed not to have changed upon the transfer of Shares. Shareholders should consult the pertinent provision of the Restated Certificate of Incorporation attached as Exhibit B to this Proxy Statement for those exceptions.

        By resolution duly adopted by the Board of Directors of the Company pursuant to subparagraph B(v) of Article Fourth of the Restated Certificate of Incorporation, the following procedures have been adopted for use in determining the number of votes to which a shareholder is entitled.

            (i)  The Company may accept the written and signed statement of a shareholder to the effect that no change in beneficial ownership has occurred during the four years immediately preceding the date on which a determination is made of the shareholders of the Company who are entitled to vote or take any other action. Such statement may be abbreviated to state only the number of Shares as to which such shareholder is entitled to exercise five votes or one vote.

           (ii)  In the event the Vice President, Treasurer of the Company, in his or her sole discretion, taking into account the standards set forth in the Company's Restated Certificate of Incorporation, deems any such statement to be inadequate or for any reason deems it in the best interest of the Company to require further evidence of the absence of change of beneficial ownership during the four-year period preceding the record date, he or she may require such additional evidence and, until it is provided in form and substance satisfactory to him or her, a change in beneficial ownership during such period shall be deemed to have taken place.

          (iii)  Information supplementing that contemplated by paragraph (i) and additional evidence contemplated by paragraph (ii) may be provided by a shareholder at any time but must be furnished at least three business days prior to any meeting of shareholders at which such Shares are to be voted for any change to be effective at such meeting.

VOTING PROCEDURES

        The presence, in person or by proxy, of the owners of a majority of the votes entitled to be cast is necessary for a quorum at the Annual Meeting. Abstentions and broker Shares that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker shares that are not voted on any matter at the meeting are not included in determining whether a quorum is present.

        Under New York Stock Exchange rules, the proposal to ratify the appointment of the independent registered public accounting firm is considered a "discretionary" proposal. This means that brokerage firms may vote in their discretion on the proposal on behalf of clients who have not furnished express voting instructions. The proposal to elect three (3) directors and the advisory votes related to executive compensation are "non-discretionary" proposals, which means that brokerage firms may not use their discretion to vote on any of those proposals without express voting instructions from their clients.

        All Shares in the Company's Employee Incentive Savings Plan that have been allocated to the account of a participant for which the Trustee receives voting instructions will be voted in accordance with those instructions and all such Shares for which the Trustee does not receive voting instructions will not be voted.

OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business which will be or is intended to be presented at the Annual Meeting. Should any further business come before the Annual Meeting or any adjourned meeting, it is the intention of the proxies named in the Proxy to vote according to their best judgment.

                      By Order of the Board of Directors
                      Steven J. Ford,
                      Secretary

Dated: March 25, 2011

 EXHIBIT A

Subparagraph B of Article Fourth of the Restated Certificate
of Incorporation of Carlisle Companies Incorporated

        (I)   EACH OUTSTANDING SHARE OF COMMON STOCK SHALL ENTITLE THE HOLDER THEREOF TO FIVE (5) VOTES ON EACH MATTER PROPERLY SUBMITTED TO THE SHAREHOLDERS OF THE CORPORATION FOR THEIR VOTE, WAIVER, RELEASE OR OTHER ACTION: EXCEPT THAT NO HOLDER OF OUTSTANDING SHARES OF COMMON STOCK SHALL BE ENTITLED TO EXERCISE MORE THAN ONE (1) VOTE ON ANY SUCH MATTER IN RESPECT OF ANY SHARE OF COMMON STOCK WITH RESPECT TO WHICH THERE HAS BEEN A CHANGE IN BENEFICIAL OWNERSHIP DURING THE FOUR (4) YEARS IMMEDIATELY PRECEDING THE DATE ON WHICH A DETERMINATION IS MADE OF THE SHAREHOLDERS OF THE CORPORATION WHO ARE ENTITLED TO VOTE OR TO TAKE ANY OTHER ACTION.

        (II)  A CHANGE IN BENEFICIAL OWNERSHIP OF ANY OUTSTANDING SHARE OF COMMON STOCK SHALL BE DEEMED TO HAVE OCCURRED WHENEVER A CHANGE OCCURS IN ANY PERSON OR PERSONS WHO, DIRECTLY OR INDIRECTLY, THROUGH ANY CONTRACT, AGREEMENT, ARRANGEMENT, UNDERSTANDING, RELATIONSHIP OR OTHERWISE HAS OR SHARES ANY OF THE FOLLOWING:

          (A)  VOTING POWER, WHICH INCLUDES, WITHOUT LIMITATION, THE POWER TO VOTE OR TO DIRECT THE VOTING POWER OF SUCH SHARE OF COMMON STOCK.

          (B)  INVESTMENT POWER, WHICH INCLUDES, WITHOUT LIMITATION, THE POWER TO DIRECT THE SALE OR OTHER DISPOSITION OF SUCH SHARE OF COMMON STOCK.

          (C)  THE RIGHT TO RECEIVE OR TO RETAIN THE PROCEEDS OF ANY SALE OR OTHER DISPOSITION OF SUCH SHARE OF COMMON STOCK.

          (D)  THE RIGHT TO RECEIVE OR TO RETAIN ANY DISTRIBUTIONS, INCLUDING, WITHOUT LIMITATION, CASH DIVIDENDS, IN RESPECT OF SUCH SHARE OF COMMON STOCK.

        (III) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING SECTION (II) OF THIS SUBPARAGRAPH B, THE FOLLOWING EVENTS OR CONDITIONS SHALL BE DEEMED TO INVOLVE A CHANGE IN BENEFICIAL OWNERSHIP OF A SHARE OF COMMON STOCK.

          (A)  IN THE ABSENCE OF PROOF TO THE CONTRARY PROVIDED IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN SECTION (V) OF THIS SUBPARAGRAPH B, A CHANGE IN BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE OCCURRED WHENEVER AN OUTSTANDING SHARE OF COMMON STOCK IS TRANSFERRED OF RECORD INTO THE NAME OF ANY OTHER PERSON.

          (B)  IN THE CASE OF AN OUTSTANDING SHARE OF COMMON STOCK HELD OF RECORD IN THE NAME OF A CORPORATION, GENERAL PARTNERSHIP, LIMITED PARTNERSHIP, VOTING TRUSTEE, BANK, TRUST COMPANY, BROKER, NOMINEE OR CLEARING AGENCY, IF IT HAS NOT BEEN ESTABLISHED PURSUANT TO THE PROCEDURES SET FORTH IN SECTION (V) OF THIS SUBPARAGRAPH B THAT THERE HAS BEEN NO CHANGE IN THE PERSON OR PERSONS WHO OR THAT DIRECT THE EXERCISE OF THE RIGHTS REFERRED TO IN CLAUSES (II) (A) THROUGH (II) (D), INCLUSIVE, OF THIS SUBPARAGRAPH B WITH RESPECT TO SUCH OUTSTANDING SHARE OF COMMON STOCK DURING THE PERIOD OF FOUR (4) YEARS IMMEDIATELY PRECEDING THE DATE ON WHICH A DETERMINATION IS MADE OF THE SHAREHOLDERS OF THE CORPORATION ENTITLED TO VOTE OR TO TAKE

  ANY OTHER ACTION (OR SINCE MAY 30, 1986 FOR ANY PERIOD ENDING ON OR BEFORE MAY 30, 1990), THEN A CHANGE IN BENEFICIAL OWNERSHIP OF SUCH SHARE OF COMMON STOCK SHALL BE DEEMED TO HAVE OCCURRED DURING SUCH PERIOD.

          (C)  IN THE CASE OF AN OUTSTANDING SHARE OF COMMON STOCK HELD OF RECORD IN THE NAME OF ANY PERSON AS A TRUSTEE, AGENT, GUARDIAN OR CUSTODIAN UNDER THE UNIFORM GIFTS TO MINORS ACT AS IN EFFECT IN ANY JURISDICTION, A CHANGE IN BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE OCCURRED WHENEVER THERE IS A CHANGE IN THE BENEFICIARY OF SUCH TRUST, THE PRINCIPAL OF SUCH AGENT, THE WARD OF SUCH GUARDIAN, THE MINOR FOR WHOM SUCH CUSTODIAN IS ACTING OR IN SUCH TRUSTEE, AGENT, GUARDIAN OR CUSTODIAN.

          (D)  IN THE CASE OF OUTSTANDING SHARES OF COMMON STOCK BENEFICIALLY OWNED BY A PERSON OR GROUP OF PERSONS WHO, AFTER ACQUIRING, DIRECTLY OR INDIRECTLY, THE BENEFICIAL OWNERSHIP OF FIVE PERCENT (5%) OF THE OUTSTANDING SHARES OF COMMON STOCK, FAILS TO NOTIFY THE CORPORATION OF SUCH OWNERSHIP WITHIN TEN (10) DAYS AFTER SUCH ACQUISITION, A CHANGE IN BENEFICIAL OWNERSHIP OF SUCH SHARES OF COMMON STOCK SHALL BE DEEMED TO OCCUR ON EACH DAY WHILE SUCH FAILURE CONTINUES.

        (IV) NOTWITHSTANDING ANY OTHER PROVISION IN THIS SUBPARAGRAPH B TO THE CONTRARY, NO CHANGE IN BENEFICIAL OWNERSHIP OF AN OUTSTANDING SHARE OF COMMON STOCK SHALL BE DEEMED TO HAVE OCCURRED SOLELY AS A RESULT OF:

          (A)  ANY EVENT THAT OCCURRED PRIOR TO MAY 30, 1986 OR PURSUANT TO THE TERMS OF ANY CONTRACT (OTHER THAN A CONTRACT FOR THE PURCHASE AND SALE OF SHARES OF COMMON STOCK CONTEMPLATING PROMPT SETTLEMENT), INCLUDING CONTRACTS PROVIDING FOR OPTIONS, RIGHTS OF FIRST REFUSAL, AND SIMILAR ARRANGEMENTS, IN EXISTENCE ON MAY 30, 1986 AND TO WHICH ANY HOLDER OF SHARES OF COMMON STOCK IS A PARTY; PROVIDED, HOWEVER, THAT ANY EXERCISE BY AN OFFICER OR EMPLOYEE OF THE CORPORATION OR ANY SUBSIDIARY OF THE CORPORATION OF AN OPTION TO PURCHASE COMMON STOCK AFTER MAY 30, 1986 SHALL, NOTWITHSTANDING THE FOREGOING AND CLAUSE (IV) (F) HEREOF, BE DEEMED A CHANGE IN BENEFICIAL OWNERSHIP IRRESPECTIVE OF WHEN THAT OPTION WAS GRANTED TO SAID OFFICER OR EMPLOYEE.

          (B)  ANY TRANSFER OF ANY INTEREST IN AN OUTSTANDING SHARE OF COMMON STOCK PURSUANT TO A BEQUEST OR INHERITANCE, BY OPERATION OF LAW UPON THE DEATH OF ANY INDIVIDUAL, OR BY ANY OTHER TRANSFER WITHOUT VALUABLE CONSIDERATION, INCLUDING, WITHOUT LIMITATION, A GIFT THAT IS MADE IN GOOD FAITH AND NOT FOR THE PURPOSE OF CIRCUMVENTING THE PROVISION OF THIS ARTICLE FOURTH.

          (C)  ANY CHANGES IN THE BENEFICIARY OF ANY TRUST, OR ANY DISTRIBUTION OF AN OUTSTANDING SHARE OF COMMON STOCK FROM TRUST, BY REASON OF THE BIRTH, DEATH, MARRIAGE OR DIVORCE OF ANY NATURAL PERSON, THE ADOPTION OF ANY NATURAL PERSON PRIOR TO AGE EIGHTEEN (18) OR THE PASSAGE OF A GIVEN PERIOD OF TIME OR THE ATTAINMENT BY ANY

  NATURAL PERSON OF A SPECIFIC AGE, OR THE CREATION OR TERMINATION OF ANY GUARDIANSHIP OR CUSTODIAL ARRANGEMENT.

          (D)  ANY APPOINTMENT OF A SUCCESSOR TRUSTEE, AGENT, GUARDIAN OR CUSTODIAN WITH RESPECT TO AN OUTSTANDING SHARE OF COMMON STOCK IF NEITHER SUCH SUCCESSOR HAS NOR ITS PREDECESSOR HAD THE POWER TO VOTE OR TO DISPOSE OF SUCH SHARE OF COMMON STOCK WITHOUT FURTHER INSTRUCTIONS FROM OTHERS.

          (E)  ANY CHANGE IN THE PERSON TO WHOM DIVIDENDS OR OTHER DISTRIBUTIONS IN RESPECT OF AN OUTSTANDING SHARE OF COMMON STOCK ARE TO BE PAID PURSUANT TO THE ISSUANCE OR MODIFICATION OF A REVOCABLE DIVIDEND PAYMENT ORDER.

          (F)  ANY ISSUANCE OF A SHARE OF COMMON STOCK BY THE CORPORATION OR ANY TRANSFER BY THE CORPORATION OF A SHARE OF COMMON STOCK HELD IN TREASURY, UNLESS OTHERWISE DETERMINED BY THE BOARD OF DIRECTORS AT THE TIME OF AUTHORIZING SUCH ISSUANCE OR TRANSFER.

          (G)  ANY GIVING OF A PROXY IN CONNECTION WITH A SOLICITATION OF PROXIES SUBJECT TO THE PROVISIONS OF SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934 AND THE RULES AND REGULATIONS THEREUNDER PROMULGATED.

          (H)  ANY TRANSFER, WHETHER OR NOT WITH CONSIDERATION, AMONG INDIVIDUALS RELATED OR FORMERLY RELATED BY BLOOD, MARRIAGE OR ADOPTION ("RELATIVES") OR BETWEEN A RELATIVE AND ANY PERSON (AS DEFINED IN ARTICLE SEVENTH) CONTROLLED BY ONE OR MORE RELATIVES WHERE THE PRINCIPAL PURPOSE FOR THE TRANSFER IS TO FURTHER THE ESTATE TAX PLANNING OBJECTIVES OF THE TRANSFEROR OR OF RELATIVES OF THE TRANSFEROR.

          (I)   ANY APPOINTMENT OF A SUCCESSOR TRUSTEE AS A RESULT OF THE DEATH OF THE PREDECESSOR TRUSTEE (WHICH PREDECESSOR TRUSTEE SHALL HAVE BEEN A NATURAL PERSON).

          (J)   ANY APPOINTMENT OF A SUCCESSOR TRUSTEE WHO OR WHICH WAS SPECIFICALLY NAMED IN A TRUST INSTRUMENT PRIOR TO MAY 30, 1986.

          (K)  ANY APPOINTMENT OF A SUCCESSOR TRUSTEE AS A RESULT OF THE RESIGNATION, REMOVAL OR FAILURE TO QUALIFY OF A PREDECESSOR TRUSTEE OR AS A RESULT OF MANDATORY RETIREMENT PURSUANT TO THE EXPRESS TERMS OF A TRUST INSTRUMENT: PROVIDED, THAT LESS THAN FIFTY PERCENT (50%) OF THE TRUSTEES ADMINISTERING ANY SINGLE TRUST WILL HAVE CHANGED (INCLUDING IN SUCH PERCENTAGE THE APPOINTMENT OF THE SUCCESSOR TRUSTEE) DURING THE FOUR (4) YEAR PERIOD PRECEDING THE APPOINTMENT OF SUCH SUCCESSOR TRUSTEE.

        (V)  FOR PURPOSES OF THIS SUBPARAGRAPH B, ALL DETERMINATIONS CONCERNING CHANGE IN BENEFICIAL OWNERSHIP, OR THE ABSENCE OF ANY SUCH CHANGE, SHALL BE MADE BY THE BOARD OF DIRECTORS OF THE CORPORATION OR, AT ANY TIME WHEN THE CORPORATION EMPLOYS A TRANSFER AGENT WITH RESPECT TO THE SHARES OF COMMON STOCK, AT THE CORPORATION'S REQUEST, BY SUCH TRANSFER AGENT ON THE CORPORATION'S BEHALF. WRITTEN PROCEDURES DESIGNED TO FACILITATE SUCH DETERMINATION SHALL BE ESTABLISHED AND MAY

BE AMENDED FROM TIME TO TIME, BY THE BOARD OF DIRECTORS. SUCH PROCEDURES SHALL PROVIDE, AMONG OTHER THINGS, THE MANNER OF PROOF OF FACTS THAT WILL BE ACCEPTED AND THE FREQUENCY WITH WHICH SUCH PROOF MAY BE REQUIRED TO BE RENEWED. THE CORPORATION AND ANY TRANSFER AGENT SHALL BE ENTITLED TO RELY ON ANY AND ALL INFORMATION CONCERNING BENEFICIAL OWNERSHIP OF THE OUTSTANDING SHARES OF COMMON STOCK COMING TO THEIR ATTENTION FROM ANY SOURCE AND IN ANY MANNER REASONABLY DEEMED BY THEM TO BE RELIABLE, BUT NEITHER THE CORPORATION NOR ANY TRANSFER AGENT SHALL BE CHARGED WITH ANY OTHER KNOWLEDGE CONCERNING THE BENEFICIAL OWNERSHIP OF OUTSTANDING SHARES OF COMMON STOCK.

        (VI)   IN THE EVENT OF ANY STOCK SPLIT OR STOCK DIVIDEND WITH RESPECT TO THE OUTSTANDING SHARES OF COMMON STOCK, EACH SHARE OF COMMON STOCK ACQUIRED BY REASON OF SUCH SPLIT OR DIVIDEND SHALL BE DEEMED TO HAVE BEEN BENEFICIALLY OWNED BY THE SAME PERSON FROM THE SAME DATE AS THAT ON WHICH BENEFICIAL OWNERSHIP OF THE OUTSTANDING SHARE OR SHARES OF COMMON STOCK, WITH RESPECT TO WHICH SUCH SHARE OF COMMON STOCK WAS DISTRIBUTED, WAS ACQUIRED.

        (VII)  EACH OUTSTANDING SHARE OF COMMON STOCK, WHETHER AT ANY PARTICULAR TIME THE HOLDER THEREOF IS ENTITLED TO EXERCISE FIVE (5) VOTES OR ONE (1) VOTE, SHALL BE IDENTICAL TO ALL OTHER SHARES OF COMMON STOCK IN ALL RESPECTS, AND TOGETHER THE OUTSTANDING SHARES OF COMMON STOCK SHALL CONSTITUTE A SINGLE CLASS OF SHARES OF THE CORPORATION.

IMPORTANT ANNUAL MEETING INFORMATION Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Time, on May 12, 2011. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/CSLB • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A The Board of Directors recommends a vote FOR all the nominees listed. 1. Election of Directors: For Against Abstain For Against Abstain 01 - Robert G. Bohn 02 - Terry D. Growcock 03 - Gregg A. Ostrander B The Board of Directors recommends a vote FOR proposals 2 and 4 and EVERY THREE YEARS for proposal 3. For Against Abstain 2. Advisory vote on executive compensation. 3. Advisory vote on the frequency of holding an advisory vote on executive compensation. 4. Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountng firm for the 2011 fiscal year. C Non-Voting Items Change of Address — Please print new address below. For Against Abstain 1 Yr 2 Yrs 3 Yrs Abstain D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 01ABBE

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Carlisle Companies Incorporated Meeting Details Proxy Solicited by The Board of Directors For The Annual Meeting of Shareholders - May 13, 2011 David A. Roberts and Steven J. Ford, or either of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the common shares of the undersigned at the annual meeting of shareholders of CARLISLE COMPANIES INCORPORATED to be held at the Company's offices located at 2500 Dr. F.E. Wright Drive, Jackson, Tennessee on Friday, May 13, 2011 at 1:00 p.m. central time, and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed, FOR Proposals 2 and 4 and EVERY THREE YEARS for Proposal 3. Important notice regarding the availability of proxy materials for the 2011 annual meeting of shareholders of Carlisle Companies Incorporated to be held on May 13, 2011. This year the Company is making available proxy materials relating to the annual meeting on the Internet. Please go to www.envisionreports.com/CSLB to view and obtain the proxy materials on-line. YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. (Continued and to be signed on reverse side.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A The Board of Directors recommends a vote FOR all the nominees listed. 1. Election of Directors: For Against Abstain For Against Abstain 01 - Robert G. Bohn 02 - Terry D. Growcock 03 - Gregg A. Ostrander B The Board of Directors recommends a vote FOR proposals 2 and 4 and EVERY THREE YEARS for proposal 3. For Against Abstain 2. Advisory vote on executive compensation. 3. Advisory vote on the frequency of holding an advisory vote on executive compensation. 4. Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountng firm for the 2011 fiscal year. For Against Abstain 1 Yr 2 Yrs 3 Yrs Abstain C Voting Confirmation — Please provide the number of shares beneficially owned for each category as of March 16, 2011. If no confirmation is provided, all shares will be entitled to one vote each. Shares beneficially owned BEFORE March 16, 2007 entitled to five votes each. Shares beneficially owned AFTER March 15, 2007 entitled to one vote each. D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 01ABCC

FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Carlisle Companies Incorporated Meeting Details Proxy Solicited by The Board of Directors For The Annual Meeting of Shareholders - May 13, 2011 David A. Roberts and Steven J. Ford, or either of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the common shares of the undersigned at the annual meeting of shareholders of CARLISLE COMPANIES INCORPORATED to be held at the Company's offices located at 2500 Dr. F.E. Wright Drive, Jackson, Tennessee on Friday, May 13, 2011 at 1:00 p.m. central time, and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed, FOR Proposals 2 and 4 and EVERY THREE YEARS for Proposal 3. Important notice regarding the availability of proxy materials for the 2011 annual meeting of shareholders of Carlisle Companies Incorporated to be held on May 13, 2011. This year the Company is making available proxy materials relating to the annual meeting on the Internet. Please go to www.edocumentview.com/CSLB to view and obtain the proxy materials on-line. YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. (Continued and to be signed on reverse side.)

Unless otherwise specified below, this Proxy will be voted FOR the election as Directors of the nominees listed below, FOR proposals 2 and 4 and EVERY THREE YEARS for proposal 3.

CARLISLE COMPANIES INCORPORATED

THIS PROXY FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS

IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

At the Annual Meeting of Shareholders of Carlisle Companies Incorporated to be held on Friday, May 13, 2011 at 1:00 p.m.central time at the Company’s offices at 2500 Dr. F.E. Wright Drive, Jackson, Tennessee 38305 and all adjournments thereof, David A. Roberts and Steven J. Ford, and each of them, are authorized to represent me and vote my shares on the following:

Proposals

1.                                       The election of three (3) Directors.  The nominees are:

Robert G. Bohn, Terry D. Growcock and Gregg A. Ostrander

2.                                       Advisory vote on executive compensation.

3.                                       Advisory vote on the frequency of holding an advisory vote on executive compensation.

4.                                       Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.

5.                                       Any other matter properly brought before this meeting.

Important notice regarding the availability of proxy materials for the 2011 annual meeting of shareholders of Carlisle Companies Incorporated to be held on May 13, 2011.  This year the Company is making available proxy materials relating to the annual meeting on the Internet.  Please go to http://www.edocumentview.com/CSLB to view and obtain the proxy materials on-line.

(INSTRUCTION:  In the tables below indicate the number of shares voted FOR, AGAINST or ABSTAIN as to each nominee for Director, the number of shares voted FOR, AGAINST or ABSTAIN for proposals 2 and 4 and the number of shares voted EVERY YEAR, EVERY TWO YEARS, EVERY THREE YEARS, or ABSTAIN for proposal 3.)

Shares beneficially owned before March 16,
2007. (Post number of shares,
not number of votes)

	FOR	AGAINST	ABSTAIN
1. Directors
Robert G. Bohn
Terry D. Growcock
Gregg A. Ostrander

	FOR	AGAINST	ABSTAIN
2. Advisory vote on executive compensation.

	EVERY	EVERY	EVERY
	YEAR	TWO YEARS	THREE YEARS	ABSTAIN
3. Advisory vote on the frequency of holding an advisory vote on executive compensation.

	FOR	AGAINST	ABSTAIN
4. Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.

Shares beneficially owned and acquired
after March 15, 2007 (Post number of shares,
not number of votes)

	FOR	AGAINST	ABSTAIN
1. Directors
Robert G. Bohn
Terry D. Growcock
Gregg A. Ostrander

	FOR	AGAINST	ABSTAIN
2. Advisory vote on executive compensation.

	EVERY	EVERY	EVERY
	YEAR	TWO YEARS	THREE YEARS	ABSTAIN
3. Advisory vote on the frequency of holding an advisory vote on executive compensation.

	FOR	AGAINST	ABSTAIN
4. Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.

POST ONLY RECORD POSITION:

Dated , 2011

Signature of Bank, Broker or Nominee

Time-Phased Voting Instructions

CARLISLE COMPANIES INCORPORATED

Voting Procedures - Beneficial Owners

Common Stock of Carlisle Companies Incorporated

To All Banks, Brokers and Nominees:

Carlisle Companies Incorporated (“Carlisle”) shareholders who were holders of record on March 16, 2011 and who acquired Carlisle Common Stock before March 16, 2007, will be entitled to cast five votes per share at the Annual Meeting to be held on May 13, 2011.  Those holders of record who acquired their shares after March 15, 2007 are, with certain exceptions, entitled to cast one vote per share on the Common Stock they own.

To enable Carlisle to tabulate the voting by beneficial owners of Common Stock held in your name, a special proxy has been devised for use in tabulating the number of shares entitled to five votes each and one vote each.  On this card, the beneficial owner must confirm the numbers of five-vote shares and one-vote shares, respectively, he or she is entitled to vote, and by the same signature, gives instructions as to the voting of those shares.  ALL UNINSTRUCTED SHARES WILL BE VOTED UNDER THE 10-DAY RULE.  ALL SHARES WHERE BENEFICIAL OWNERSHIP IS NOT CONFIRMED, WHETHER INSTRUCTED OR NOT, WILL BE LISTED AS ONE-VOTE SHARES.  THIS IS NOT TO BE REGARDED AS A NON-ROUTINE VOTE MERELY BECAUSE OF THE NATURE OF THE VOTING RIGHTS OF THE COMMON STOCK.  The confirmation of beneficial ownership is as follows:

VOTING CONFIRMATION

Please provide the number of shares beneficially owned for each category as of March 16, 2011.

              shares beneficially owned BEFORE March 16, 2007 entitled to five votes each.

              shares beneficially owned and acquired AFTER March 15, 2007 entitled to one vote each.

If no confirmation is provided, it will be deemed that beneficial ownership of all shares voted will be entitled to one vote each.

You do not have to tabulate votes.  Only record the number of shares shown on the “Voting Confirmation” Section of the Proxy Card.  If no shares are reported on the Proxy Card, record the shares for tabulation purposes as having been acquired AFTER March 15, 2007.

If you are a broker, do not confirm shares.  Only the beneficial owner confirms shares in each voting category shown on the Proxy Card.

If you are a bank, you may wish to follow your usual procedures and furnish the Proxy Card to the beneficial owner.  The beneficial owner will vote his beneficial ownership including the completion of the information required by the “Voting Confirmation.” The beneficial owner may return the Proxy Card either to you  or to Carlisle Companies Incorporated c/o Computershare Investor Services, 7600 South Grant Street, Burr Ridge, Illinois 60527.

March 25, 2011

IMPORTANT ANNUAL MEETING INFORMATION Notice of Annual Shareholders’ Meeting Important Notice Regarding the Availability of Proxy Materials for the 2011 Annual Meeting of the Shareholders of the Company to be Held on May 13, 2011 The proxy materials for the 2011 annual meeting of the shareholders of the Company are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy materials relating to the 2011 Annual Meeting, including the proxy card and the 2010 Annual Report, 10K and Proxy Statement are available at: www.envisionreports.com/CSLB Easy Online Access — A Convenient Way to View Proxy Materials and Vote You can also vote your shares online. Step 1: Go to www.envisionreports.com/CSLB to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials - If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 3, 2011 to facilitate timely delivery. 01ABDE

Notice of Annual Shareholders’ Meeting The 2011 Annual Meeting of Carlisle Companies’ Shareholders will be held at the Company's offices located at 2500 Dr. F.E. Wright Drive, Jackson, Tennessee 38305, on Friday, May 13, 2011 at 1:00 p.m. central time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends that you vote FOR all the nominees listed, FOR Proposals 2 and 4 and EVERY THREE YEARS for Proposal 3: 1. Election of Directors: 01 - Robert G. Bohn, 02 - Terry D. Growcock, and 03 - Gregg A. Ostrander 2. Advisory vote on executive compensation. 3. Advisory vote on the frequency of holding an advisory vote on executive compensation. 4. Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year. PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. Directions to the Carlisle Companies 2011 Annual Meeting Directions to the 2011 Annual Meeting of Shareholders of Carlisle Companies Incorporated are available on the Company's website at: http://www.carlisle.com/2011proxymaterials. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. Internet - Go to www.envisionreports.com/CSLB. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. Telephone - Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. Email - Send email to investorvote@computershare.com with “Proxy Materials Carlisle Companies Incorporated” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 3, 2011. 01ABDE

QuickLinks

PROXY STATEMENT GENERAL INFORMATION
VOTING SECURITIES
SECURITY OWNERSHIP
BOARD OF DIRECTORS
Nominees for Election
Directors With Unexpired Terms
Director Compensation Table
EXECUTIVE OFFICER COMPENSATION DISCUSSION AND ANALYSIS
Consolidated Company Performance Measures Used for 2010 Annual Incentive Awards to Mr. Roberts and Mr. Ford
Carlisle Construction Materials ("CCM") Performance Measures Used for 2010 Annual Incentive Award to Mr. Altmeyer
Carlisle Engineered Transportation Solutions ("ETS")* Performance Measures Used for 2010 Annual Incentive Award to Mr. Sutter
Trail King Industries, Inc. ("TK") Performance Measures Used for 2010 Annual Incentive Award to Mrs. Lowe
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL TWO ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL THREE ADVISORY VOTE ON FREQUENCY OF SHAREHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL FOUR TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SHAREHOLDER PROPOSALS FOR PRESENTATION AT THE 2012 ANNUAL MEETING
VOTING BY PROXY AND CONFIRMATION OF BENEFICIAL OWNERSHIP
VOTING PROCEDURES
OTHER MATTERS
  EXHIBIT A
Subparagraph B of Article Fourth of the Restated Certificate of Incorporation of Carlisle Companies Incorporated